Exhibit 4.11

EXECUTION VERSION

Dated 24 October 2013

SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORPORATION

and

DEUTSCHE BANK AG, HONG KONG BRANCH

and

J.P. MORGAN SECURITIES PLC

SUBSCRIPTION AGREEMENT

relating to

US$200,000,000 Zero Coupon Convertible Bonds due 2018

convertible into ordinary shares of Semiconductor Manufacturing International Corporation

10th Floor, Alexandra House
Chater Road

Hong Kong

Telephone (852) 2842 4888

Facsimile (852) 2810 8133/2810 1695

Ref: L-215340

Table of Contents

Clause	Heading	Page

1	Issue of the Bonds and Publicity	1

2	Agreements by the Managers	2

3	Listing	2

4	Representations, Warranties and Indemnity	3

5	Undertakings of the Issuer	14

6	Conditions Precedent	17

7	Closing	18

8	Commissions and Concession	18

9	Expenses	18

10	Termination	19

11	Survival of Representations and Obligations	20

12	Communications	20

13	Currency Indemnity	21

14	Contracts (Rights of Third Parties) Act 1999	22

15	Governing Law and Jurisdiction	22

16	Counterparts	22

SCHEDULE 1 TERMS AND CONDITIONS		23

SCHEDULE 2 SELLING RESTRICTIONS		37

SCHEDULE 3 FORM OF CERTIFICATE CONFIRMING NO MATERIAL ADVERSE CHANGE		39

SCHEDULE 4 UNDERWRITING COMMITMENTS FOR THE BONDS		41

i

THIS SUBSCRIPTION AGREEMENT is made on 24 October 2013, BETWEEN:

1                                   SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORPORATION (the “Issuer” or the “Company”);

2                                   DEUTSCHE BANK AG, HONG KONG BRANCH (“DB”); and

3                                   J.P. MORGAN SECURITIES PLC (“JPM”, and together with DB, the “Managers”).

WHEREAS:

(A)                         The Issuer and the Managers wish to record the arrangements agreed between them in relation to an issue of US$200,000,000 Zero Coupon Convertible Bonds due 2018 (the “Bonds”, which expression shall, where the context so admits, include Bonds evidenced by a global certificate (the “Global Certificate”) representing the Bonds). Definitive Certificates, if required to be issued, will be in registered form in amounts of US$200,000 and integral multiples of US$100,000 thereof.

(B)                         The Bonds will be convertible at the option of the holder thereof into fully paid ordinary shares of par value US$0.0004 each of the Issuer (the “Shares”) at an initial conversion price of HK$0.7965 per Share.

(C)                         The Bonds are being offered and sold in an institutional offering (the “Offering”) outside the United States in reliance on Regulation S (“Regulation S”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

1                                   Issue of the Bonds and Publicity

1.1                        Agreement to Issue Bonds: The Issuer agrees to issue the Bonds on 7 November 2013, or such later date, not being later than 21 November 2013, as the Issuer and the Managers may agree (the “Closing Date”) to the Managers or as they may direct. The Bonds will be subscribed at a price equal to 100 per cent. of the principal amount of the Bonds (the “Issue Price”) subject to the adjustments referred to in Clause 8 and Clause 9.

1.2                        The Contracts: The Issuer will, not later than the Closing Date, enter into (and provide the Managers with a copy of) (1) a trust deed (the “Trust Deed”) with The Bank of New York Mellon, London Branch as Trustee (the “Trustee”) and (2) a paying, conversion and transfer agency agreement (the “Agency Agreement”) with The Bank of New York Mellon, London Branch (the “Principal Paying Agent”), the Trustee and the agents named in it, each substantially in the form of the draft signed for identification by Linklaters, with such changes as may be approved by the Managers. The Bonds will be issued in accordance with the terms of the Trust Deed and will be in the respective forms set out in its Schedules 1 and 2. This Agreement, the Trust Deed and the Agency Agreement are together referred to as the “Contracts”.

1.3                        Offering Circular: The Issuer undertakes to prepare an offering circular (the “Offering Circular”) to be dated not later than three business days prior to the Closing Date or such other date as may be agreed between the Issuer and the Managers (the “Publication Date”) for use in connection with the offering of the Bonds and the listing of the Bonds on the Singapore Exchange Securities Trading Limited (the “Singapore Stock Exchange”) and hereby authorises the Managers and their respective affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) to distribute copies thereof in connection with the offering and sale of the Bonds.

1

1.4                        Publicity: The Issuer confirms the arrangements made on its behalf by the Managers for announcements in respect of the Bonds to be published on such dates and in such newspapers or other publications as the Issuer may agree with the Managers.

1.5                        Conditions: The terms and conditions of the Bonds (the “Terms and Conditions”) will be summarised in the Offering Circular and will be substantially in the form set out in Schedule 1 to this Agreement, with such changes as may be agreed between the Issuer and the Managers. The Terms and Conditions shall be consistent with a term sheet dated 24 October 2013 which shall also be set out in Schedule 1.

1.6                        Definitions: In this Agreement (including the recitals), the following expressions shall, unless the context requires otherwise, have the following meanings:

“Announcements” means the First Announcement and the Second Announcement;

“business day” means a day on which banks are open for business in London, New York City, Singapore and Hong Kong;

“Company Information” has the meaning given to it in Clause 4.1.9;

“First Announcement” means the announcement dated the date hereof issued by the Company regarding the potential exercise of pre-emptive rights by Datang Holdings (Hongkong) Investment Company Limited (“Datang”);

“Material Adverse Effect” has the meaning given to it in Clause 4.1.18; and

“Second Announcement” means the announcement in relation to the offering of the Bonds in the agreed form to be issued by the Company as soon as possible following the execution of this Agreement pursuant to the requirements under the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “HK Listing Rules”).

2                                   Agreements by the Managers

2.1                        Subscription: Each Manager agrees to severally (and not jointly) subscribe and pay for, or to procure subscribers to subscribe and pay for, the Bonds at the Issue Price less the deductions referred to in Clause 8 and Clause 9 on the Closing Date on the terms of this Agreement. Each Manager shall subscribe for such amount of Bonds as set out opposite its name in Schedule 4 herein.

2.2                        Restrictions: Each Manager severally (and not jointly) represents, warrants and agrees that it has complied and will comply with the terms set forth in Schedule 2.

2.3                        Agreement Among Managers: The Managers agree as between themselves that they will be bound by and will comply with the International Capital Market Association Standard Form Agreement Among Managers version 2 (the “Agreement Among Managers”) save that Clause 3 thereof shall not apply and as amended in the manner set out below and further agree that references in the Agreement Among Managers to the “Manager” shall mean DB and JPM.

3                                   Listing

3.1                        Application for Listing: The Issuer confirms that it has made or cause to be made an application for the Bonds to be listed on the Singapore Stock Exchange and that it will, in accordance with the terms of this Agreement, make or cause to be made an application for the Shares to be issued on conversion of the Bonds (the “New Shares”) to be listed on The Stock Exchange of Hong Kong Limited (the “Hong Kong Stock Exchange”).

2

3.2                        Supply of Information: The Issuer agrees to deliver to the Singapore Stock Exchange copies of the Offering Circular and to take such other steps as may be required for the purpose of obtaining such listing, provided that if such listing has not been obtained by the Closing Date, the Issuer agrees that it shall use reasonable endeavours to obtain a listing of the Bonds on the Singapore Stock Exchange or such other stock exchange mutually acceptable to the Managers and the Issuer as soon as practicable following the Closing Date, which shall include the preparation of listing particulars based on the Offering Circular and containing the relevant information required by the relevant stock exchange to obtain such listing.

3.3                        Maintenance of Bond Listing: The Issuer will use reasonable endeavours to obtain and maintain such listing for as long as any Bond is outstanding and pay all fees and supply any and all documents, information and undertakings and publish all announcements as required by the Singapore Stock Exchange for such purpose. If, however, they are unable to maintain such listing, having used such endeavours, or if the maintenance of such listing is unduly onerous, the Issuer will instead use reasonable endeavours as soon as reasonably practicable to obtain and thereafter to maintain a listing for the Bonds on such other stock exchange, as is commonly used for the quotation or listing of debt securities, prior to the Closing Date as it may (with the approval of the Managers) decide or, failing such decision, as the Managers may reasonably determine and after the Closing Date in accordance with the terms of the Trust Deed.

3.4                        Share Listing: The Issuer will use reasonable endeavours to maintain the listing of the Shares on the Hong Kong Stock Exchange, and to pay all fees and supply any and all documents, information and undertakings and publish all announcements as required by the Hong Kong Stock Exchange for such purpose. If, however, it is unable to maintain such listing, having used such endeavours, the Issuer will instead use reasonable endeavours to obtain and thereafter to maintain a listing for the New Shares on such other stock exchange as it may decide.

4                                   Representations, Warranties and Indemnity

4.1                        The Issuer represents and warrants to and (where applicable) agree with, the Managers that:

4.1.1                   Validity of Bonds: the Bonds have been duly authorised by the Issuer and, when duly executed, authenticated, issued and delivered in accordance with the other Contracts, the Bonds will constitute valid and legally binding obligations of the Issuer;

4.1.2                   Status: the Bonds (when issued) will constitute direct, unconditional, unsecured and unsubordinated obligations of the Issuer and will at all times rank pari passu without any preference among themselves and with all other present and future direct, unconditional, unsecured and unsubordinated obligations of the Issuer other than those preferred by statute or applicable law and subject to the Terms and Conditions;

4.1.3                   Authorised Share Capital: the Issuer has or, prior to the Closing Date will have, sufficient authorised but unissued share capital to satisfy the issue of such number of New Shares as would be required to be issued on conversion of all the Bonds atthe initial conversion price and shall maintain at all times sufficient authorised but unissued share capital to satisfy the issue of sufficient New Shares at the prevailing conversion price of the Bonds;

3

4.1.4                   New Shares: the New Shares, when issued and delivered in the manner contemplated by the Bonds and the Trust Deed:

(i)                                will be duly and validly issued, fully-paid and non-assessable;

(ii)                             will conform in all material respects to the description thereof to be contained in the Offering Circular;

(iii)                          will rank pari passu and carry the same rights and privileges in all respects as any other class of ordinary share capital of the Issuer and shall be entitled to all dividends and other distributions declared, paid or made thereon save as provided for in the Terms and Conditions; and

(iv)                         will be freely transferable, free and clear of all liens, charges, encumbrances, security interests or claims of third parties; and will not be subject to calls for further funds;

4.1.5                   Restrictions: there are no restrictions on transfers of the Bonds or the voting or transfer of any of the Shares or payments of dividends with respect to the Shares under laws or regulations of the Cayman Islands or Hong Kong, or pursuant to the Issuer’s constitutional documents, or pursuant to any agreement or other instrument to which the Issuer is a party or by which it may be bound;

4.1.6                   Capitalisation: the Issuer has an authorised capitalisation as will be set forth in the Offering Circular under the heading “Capitalisation”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Issuer have been duly and validly authorised and issued, are fully paid and non- assessable, and all such equity interests are owned directly or indirectly by the Issuer, free and clear of all liens, charges, encumbrances, security interests, restrictions on voting or transfer or claims of any third party;

4.1.7                   Listing: all of the currently issued Shares have been duly listed on the Hong Kong Stock Exchange;

4.1.8                   Announcements: all statements of fact contained in the Announcements (including but not limited to the disclosure on the use of proceeds) are true and accurate in all material respects as at the respective dates of their publication and all statements of opinion, intention, expectation or estimates of the Directors in relation to the Company and/or any of the Company’s subsidiaries (together with the Company, the “Group”) contained therein (if any) are truly and honestly held and have been made on reasonable grounds after due and careful consideration, and the Announcements do not include an untrue statement of a material fact or omit to state a fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect;

4.1.9                   No non-public information: save for the matters set out in the Announcement, the Company is not in possession of any non-public information relating to the Company, any other member of the Group or their respective businesses the release of which could materially affect the trading price of the Shares and there is not in existence any material or information relating to the Company which will be required to be but has not been disclosed by the Company under the HK Listing Rules or the Exchange Act. Without prejudice to the generality of the foregoing, there is no material information (including, without limitation, any information regarding any material adverse change or prospective material adverse change in the condition of, or any actual, pending or threatened litigation, arbitration or similar proceeding involving, the Group) that is not described in the Company’s most recent annual report or subsequent public information releases (the “Company Information”) which information is necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Group; the Company Information does not include any untrue statement of a material fact or omit to state any fact necessary in order to make the statements therein not misleading in any material respect;

4

4.1.10            Information: all information (whether oral, written, electronic or in any other form) supplied by or on behalf of the Company, any other member of the Group or any of their respective officers, directors, employees or advisers, for the purpose of or in connection with the Offering or the Company and all publicly available information and records of the Company since 1 January 2012 (including information contained in annual reports, statutory filings and registrations) is and was, when supplied or published, true and accurate in all material respects and not misleading in any material respect;

4.1.11            Litigation: save as disclosed in the Company Information, there is no claim, litigation, arbitration, prosecution or other legal proceedings or police, legal or regulatory investigation or enquiry in progress or pending or threatened against any member of the Group or any of its properties or (as far as the Company is aware) the Company’s executive directors, officers, properties or employees nor, so far as the Company is aware, is there any claim or any facts or circumstances of a material nature which would give rise to a claim against any member of the Group or any of its properties or the Company’s executive directors, which in any such case would result in a Material Adverse Effect;

4.1.12            No Material Adverse Change: save as disclosed in the Company Information, there has been no material adverse change, or any development involving or reasonably likely to involve a prospective material adverse change, in the condition, financial or otherwise, or the earnings, net assets, business affairs or business prospects (whether or not arising in the ordinary course of business) of the Company or the Group as a whole since 31 December 2012;

4.1.13            Incorporation: each member of the Group is duly incorporated and validly existing under the laws of the place of its incorporation and each member of the Group has power to own its assets and to conduct its business in the manner presently conducted and there has been no petition filed, order made or effective resolution passed for the liquidation or winding up of any member of the Group;

4.1.14            Approvals:

(i)                                each member of the Group has obtained such certificates, authorisations, licences, orders, consents, approvals or permits (“Approvals”) issued by, and has made all declarations and filings with, all appropriate national, state, local and other governmental agencies or bodies, all exchanges and all courts and other tribunals, domestic or foreign, as are required under the provisions of any applicable law in connection with the operation of its business;

5

(ii)                             there is no breach by any member of the Group of the Approvals or provisions of any ordinance, statute or regulation governing such authorisations or licences which would result in a Material Adverse Effect nor is there any reason why any such Approvals should be withdrawn, revoked, modified or cancelled;

4.1.15            Laws and Listing Rules: the Company is not in breach of any rules, regulations or requirements of the Hong Kong Stock Exchange or any applicable laws and, in particular, the Company has complied at all times with the applicable rules and requirements under the Listing Rules and all applicable laws, save for any breach or non-compliance which is not material in the context of the issue and offering of the Bonds;

4.1.16            No order or judgment: save as disclosed in the Company Information, there is no order, decree or judgement of any court or governmental agency or regulatory body outstanding or anticipated against any member of the Group which would result in a Material Adverse Effect;

4.1.17            Contingent Liabilities: no material outstanding indebtedness of any member of the Group has become payable or repayable by reason of any default of any member of the Group and no event has occurred or is impending which may result in such indebtedness becoming payable or repayable prior to its maturity date, in a demand being made for such indebtedness to be paid or repaid or in any step being taken to enforce any security for any such indebtedness of any member of the Group which would result in a Material Adverse Effect;

4.1.18            No default: save as disclosed in the Company Information, no member of the Group is a party to or under any obligation which is material and which is of an unusual or unduly onerous nature; no member of the Group is in breach of or in default (nor has event occurred which, with the giving of notice and/or lapse of time and/or fulfillment of any other requirement would result in a default by the Issuer or any member of the Group) of its constitutional documents or any contract or agreement which, individually or in the aggregate may have or has had a material adverse effect upon the condition, financial or otherwise or the earnings, business affairs or business prospects (whether or not arising in the ordinary course of business) or properties of the Company or of the Group (taken as a whole) or would adversely affect the ability of the Issuer to perform its obligations under the Contracts or which is material in the context of the issue and offering of the Bonds (“Material Adverse Effect”);

4.1.19            Offering Circular on the Publication Date:

(i)                                all information contained in the Offering Circular with respect to the Issuer, the Group, the New Shares and the Bonds which is material in the context of the issue and offering of the Bonds (including the information which, is required by applicable laws of Cayman Islands and according to the particular nature of the Issuer, the Shares and the Bonds, is necessary to enable investors and their investment advisers to make an informed assessment of the assets and liabilities, financial position,  profits and losses, and prospects of the Issuer and of the rights attaching to the Shares and the Bonds);

6

(ii)                             the statements contained in the Offering Circular relating to the Issuer and to the Group, will be true and accurate in all material respects and not misleading;

(iii)                          the opinions and intentions expressed in the Offering Circular with regard to the Issuer and to the Group will be honestly held, have been reached after considering all relevant circumstances and will be based on reasonable assumptions;

(iv)                         there will be no other facts in relation to the Issuer, the Group, the New Shares or the Bonds the omission of which would, in the context of the issue and offering of the Bonds make any statement in the Offering Circular misleading in any material respect;

(v)                            all reasonable enquiries will have been made by the Issuer to ascertain such facts and to verify the accuracy of all such information and statements; and

(vi)                         the Offering Circular will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

4.1.20            Financial Statements: the consolidated audited financial statements of the Issuer and its consolidated subsidiaries taken as a whole (the “Consolidated Group”) as at and for the two years ended 31 December 2011 and 2012, the consolidated financial statements of the Consolidated Group as at and for the six months ended 30 June 2013 and the consolidated financial statements of the Consolidated Group as at and for the three months ended 30 September 2013 provided to the Managers and to be included in the Offering Circular were prepared in accordance with International Financial Reporting Standards (“IFRS”), and pursuant to the relevant laws of, Hong Kong consistently applied and present a true and fair view of the financial position of the Issuer and of the Consolidated Group as at the dates, and the results of operations and changes in financial position of the Issuer and of the Consolidated Group for the periods in respect of which they have been prepared;

4.1.21            Title:

(i)                                the Issuer and each member of the Group has good and marketable title to all real property, personal property and any other assets owned by it (including such property or assets as will be described in the Offering Circular) or any rights or interests thereto, in each case as is necessary to conduct the business now operated by it (“Assets”);

(ii)                             the Issuer and each member of the Group has received all necessary approvals in order to have good and marketable title to its Assets, including without limitation approvals relating to the evaluation, acquisition and perfection of such title; and

7

(iii)                          there are no charges, liens, encumbrances or other security interests or third party rights or interests, conditions, planning consents, orders, regulations, defects or other restrictions affecting any of such Assets which could have a material adverse effect on the value of such Assets, or limit, restrict or otherwise have a material adverse effect on the ability of the relevant member of the Group to utilise or develop any such Assets and, where any such Assets are held under lease, each lease is a legal, valid, subsisting and enforceable lease, in each case except for such defects in title, lack of approvals or lack of leases which would individually or in the aggregate have a Material Adverse Effect;

4.1.22            Validity of Contracts: (i) the Company has power under its constitutional documents to permit its entry into, and perform its obligations under, this Agreement in the manner set out herein and the other Contracts, and (ii) this Agreement (and its performance) has been duly authorised (such authorisation remaining in full force and effect) and executed by and constitutes, and the other Contracts (and their performance) will be duly authorised by the Company prior to the Closing Date and upon execution and delivery prior to or on the Closing Date will constitute, legally binding and enforceable obligations of the Company in accordance with their respective terms, subject to the laws relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, and general principles of equity;

4.1.23            Consents: there is no authorisation, consent, approval, licence or notification required for the purposes of or as a consequence of the issue of the Bonds, the issue of the New Shares on conversion of the Bonds, the carrying out of the other transactions contemplated by the Contracts and the Bonds, or the compliance by the Issuer with the terms of the Bonds or the Contracts, either from governmental, regulatory or other public bodies or authorities or courts or from any third party pursuant to any contractual or other arrangement to which the Company or any other member of the Group is a party, except for those which have been, or will on or prior to the Closing Date be, obtained (including but not limited to the approval for the listing of the Bonds on the Singapore Stock Exchange and the approval for the listing of and permission to deal in the New Shares by the Hong Kong Stock Exchange);

4.1.24            Compliance: the execution and delivery of the Contracts, the issue and offering of the Bonds, the compliance by the Company with all of the provisions of the Contracts, the issue of the New Shares on conversion of the Bonds as well as the consummation of the transactions contemplated in the Contracts do not and will not:

(i)                                conflict with or result in a breach of any of the provisions of or under, the documents constituting the Issuer or its subsidiaries;

(ii)                             conflict with or result in a breach or violation of, or result in any third party consent being required under, or constitute a default (nor has any event occurred which, with the giving of notice and/or the lapse of time and/or the fulfillment of any other requirement would result in a default) by the Issuer or any member of the Group under any of the terms or provisions of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant, instrument, to which any member of the Group is a party or by which any of the property or assets of any member of the Group is subject; or

8

(iii)                          infringe any existing applicable law, order, rule or regulation, including, without limitation, to the extent applicable, the Companies Ordinance, the Listing Rules, the Takeovers Code or any judgment, authorization decree or order of any court or governmental agency or body or court, domestic or foreign, having jurisdiction over any member of the Group or the property or assets of any member of the Group;

4.1.25            Pre-emptive Rights and Options: except for (i) the issue of any Bonds or New Shares to be issued upon conversion of Bonds pursuant to any pre-emptive rights arising from the share subscription agreement entered into between the Issuer and Country Hill Limited (“CHL”) dated 18 April 2011 or the share subscription agreement entered into between the Issuer and Datang dated 6 November 2008; and (ii) the issue of any share options and restricted share units pursuant to any share option schemes adopted in compliance with the Hong Kong Listing Rules and any publicly disclosed equity incentive plans of the Issuer:

(i)                                there are no outstanding securities issued by the Issuer or its subsidiaries convertible into or exchangeable for, or warrants, rights or options, or agreements to grant warrants, rights or options, to purchase or to subscribe for Shares from the Issuer or its subsidiaries; and

(ii)                             there are no other or similar arrangements approved by the Board of Directors of the Issuer or a general meeting of shareholders of the Issuer providing for the issue or purchase of Shares or the subscription for Shares;

4.1.26            No Repurchases: the Issuer has not made any repurchases of shares (as defined in the Hong Kong Stock Exchange listing rule 10.06(6)(c))in the 30 day period prior to the date of this Agreement;

4.1.27            No Fiduciary Relationship: the Issuer acknowledges and agrees that (i) the purchase and sale of the Bonds pursuant to this Agreement, including the determination of the issue of the Bonds and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuer, on the one hand, and the Managers, on the other hand; (ii) in connection with the Offering, the Managers are and have been acting solely as principal and are not the agent or fiduciary of the Issuer or any of its stockholders, creditors, employees or any other party; (iii) the Managers have not assumed nor will it assume an advisory or fiduciary responsibility in favour of the Issuer with respect to the Offering or the process leading thereto (irrespective of whether the Managers have advised or are currently advising the Issuer on other matters) and the Managers have no obligation to the Issuer with respect to the Offering except the obligations expressly set forth in this Agreement; (iv) the Managers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer; and (v) the Managers have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Issuer has consulted its own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. This Agreement supersedes any prior agreement or understanding (whether written or oral) between the Issuer and the Managers with respect to the subject matter of this Clause;

9

4.1.28            Anti-Money Laundering: the operations of the Issuer and each member of the Group (except for Brite Semiconductor, Inc) and, to the best of the knowledge of the Issuer (after due and careful enquiry), Brite Semiconductor, Inc and any of the Issuer’s jointly controlled entities are and have been conducted at all times in compliance with all applicable anti-money laundering laws, regulations, rules and guidelines in its jurisdiction and in each other jurisdiction in which such entity, as the case may be, conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any member of the Group and any of their jointly controlled entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuer (after due and careful enquiry), threatened;

4.1.29            No Unlawful Payments: neither the Issuer nor any member of the Group nor any director, officer or employee of, nor, to the best of the knowledge of the Issuer (after due and careful enquiry), any agent, affiliate of or other person acting on behalf of the Issuer or any member of the Group, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any other applicable anti-bribery or anti-corruption law or regulation similar to the FCPA (including but not limited to, the UK Bribery Act of 2010), in any other jurisdiction in which the Issuer or any member of the Group operates including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorisation of the payment of any money, or other property, gift, promise to give, or authorisation of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other similar applicable anti-bribery or anti-corruption law or regulation of any such other jurisdiction; and the Issuer and every member of the Group has conducted their businesses in compliance with the FCPA and any other similar applicable anti-bribery or anti-corruption law or regulation of any such other jurisdiction and have instituted and maintain policies and procedures designed to ensure continued compliance with, and prevent violation of, such laws, rules and regulations;

4.1.30            Sanctions: neither the Issuer nor any member of the Group nor any director, officer, or employee of, nor, to the best of the knowledge of the Issuer (after due and careful enquiry), any agent, affiliate of or other person acting on behalf of the Issuer or any member of the Group:

(i)                                is an individual or entity (a “Person”) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Government (including but not limited to the designation as a “specially designated national” or “blocked person” thereunder) or any sanctions or requirements imposed by, or based upon the obligations or authorisations set forth in, the U.S. Trading With The Enemy Act, the U.S. International Emergency Economic Powers Act, the U.S. United Nations Participation Act, the Iran Sanctions Act, the Comprehensive Iran Sanctions Accountability and Divestment Act and Section 1245 of the National Defense Authorization Act for Fiscal Year 2012, the U.S. Syria Accountability and Lebanese Sovereignty Act, or the Iran Threat Reduction and Syria Human Rights Act of 2012, all as amended, or any Executive Orders issued in relation to the imposition of sanctions, or any sanctions or measures imposed by the United Nations Security Council, the European Union or Her Majesty’s Treasury (“HMT”) (collectively, the “Sanctions”);

10

(ii)                             is located, organised or operating in a country or territory that is the subject of Sanctions;

(iii)                          has for the past five years engaged in, and is now engaged in any dealings or transactions with any government, person, entity or project targeted by, or located in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(iv)                         is or has been in violation of or subject to an investigation relating to any Sanctions; and neither the Issuer, the Guarantor nor any member of the Group will directly or indirectly use the proceeds of the offering of the Bonds hereunder, or lend, contribute or otherwise make available all or part of such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of financing the activities of or business with any Person currently subject to any Sanctions or operating in any country or territory that is the subject of Sanctions where such operations are in violation of such Sanctions or in any other manner that would result in a violation by any Person (including any Person participating in the offering, whether as underwriter, adviser, investor or otherwise) of Sanctions;

4.1.31            Stabilisation: the Issuer has not issued and will not issue, without the prior consent of the Managers, any press or other public announcement referring to the proposed issue of Bonds unless the announcement adequately discloses the fact that the stabilising action may take place in relation to the Bonds to be issued and neither the Issuer nor any of its affiliates (as defined in Rule 501(b) of Regulation D), nor any person acting on behalf of any of them has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilisation in violation of applicable laws or manipulation of the price of any security to facilitate the sale or resale of the Bonds;

4.1.32            Foreign Issuer and U.S. Market Interest: the Issuer is a “foreign issuer” (as such term is defined in Regulation S) which reasonably believes that there is no “substantial U.S. market interest” (as defined in Regulation S) in the Issuer’s debt securities or in the Shares or any securities of the same class or series as the Shares;

4.1.33            Directed Selling Efforts: neither the Issuer nor any of its affiliates (as defined in Rule 405 under the Securities Act) nor any persons acting on behalf of any of them (other than the Managers, their affiliates or any person acting on their behalf, as to which no representation is being made) has engaged in any “directed selling efforts” (as defined in Regulation S) with respect to the Bonds or the Shares to be issued upon conversion of the Bonds;

11

4.1.34            No Registration: assuming the compliance by the several Managers with the terms set forth in Schedule 2 under the caption “United States” no registration of the Bonds or the Shares under the Securities Act will be required for the offer, sale and delivery of the Bonds by the Managers in the manner contemplated by this Agreement;

4.1.35            Environmental Laws: each member of the Group has complied in all respects with all applicable Environmental Laws, save where any non-compliance would not have a Material Adverse Effect. For the purpose of this Clause 4.1.35, “Environmental Laws” means any and all supra-national, national, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licences, agreements or other governmental restrictions relating to the protection of the environment (including, without limitation, human, animal and plant life, ambient air, surface water, ground water, or land), the protection of property and proprietary rights or for the compensation of harm to the environment whether by clean-up, remediation, containment or other treatment or the payment of monies to any competent authority;

4.1.36            Insurance: the Issuer and each member of the Group has in place all insurance policies necessary and customary for the conduct of their businesses as currently operated and for compliance with all requirements of law, such policies are in full force and effect, and all premiums with respect thereto have been paid, and no notice of cancellation or termination has been received with respect to any such policy, and each member of the Group has complied in all material respects with the terms and conditions of such policies, except where breach of this provision would not have a Material Adverse Effect;

4.1.37            Intellectual Property: the Issuer and each member of the Group owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licences, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by it in each country in which it operates as described in the Offering Circular, and neither the Issuer nor any member of the Group has received any notice or is otherwise aware of any infringement of or conflict in any jurisdiction with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Issuer or any member of the Group therein, and which infringement or conflict (if the subject of any unfavourable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have a Material Adverse Effect; and

4.1.38            Events of Default or Relevant Event: no event has occurred or circumstance arisen which, had the Bonds already been issued, could reasonably be expected to (whether or not with the giving of notice and/or the passage of time and/or the fulfilment of any other requirement): (i) constitute an event described under “Events of Default” in the Terms and Conditions; (ii) a Relevant Event (as defined in the Terms and Conditions) resulting in the entitlement of the Bondholders to exercise the put option under the Bonds; or (iii) require an adjustment of the initial conversion price of the Bonds.

12

4.2                        Repetition: Subject to Clause 10, the representations and warranties contained in, or given pursuant to, Clause 4.1 shall be deemed to have been repeated at the Publication Date and on the Closing Date taking into account facts and circumstances subsisting at such date, references to the “Publication Date” shall be deemed to be the Closing Date.

4.3                        Indemnity:

4.3.1                   The commitment of each of the Managers under this Agreement being made on the basis of the foregoing representations and warranties and agreements of the Issuer with the intention that such representations and warranties shall remain true and accurate in all respects up to and including the Closing Date and that the agreements shall have been performed on or before the Closing Date and the Issuer undertakes to pay each Manager on demand an amount which on an after tax basis is equal to any liability, damages, cost, claim, loss or expense (including, without limitation, legal fees, costs and expenses) (a “Loss”) incurred by it, its respective subsidiaries, affiliates or any person who controls any of them or any of their respective directors, officers, employees or agents (each an “Indemnified Person”) in respect of or in connection with:

(i)                                any breach or alleged breach of any of the representations, warranties, undertakings or agreements contained in, or deemed to be made pursuant to, this Agreement or any certificate issued by the Issuer, including (without limitation) the failure by the Issuer to issue the Bonds;

(ii)                             any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular (or any supplement to it), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iii)                          the issue and publication of the Offering Circular and any supplementary offering circular and/or any other documentation relating to the offering and sale of the Bonds;

(iv)                         the performance by the Managers of their respective obligations under this Agreement in relation to the Offering and which do not in any such case arise primarily from that Manager’s own gross negligence, fraud or wilful default as determined by final judgment of a court of competent jurisdiction; or

(v)                            the failure or alleged failure by the Issuer or any member of the Group or any of their respective directors or officers to comply with any requirements of statute or regulation in relation to the offering and sale of the Bonds.

Loss shall include (without limitation) all Losses which an Indemnified Person may incur in investigating, preparing, disputing or defending, or providing evidence in connection with, any litigation, claim, action, proceeding, investigation, demand, judgment or award (each a “Claim”) (whether or not the Indemnified Person is an actual or potential party to such Claim) or in establishing any Claim or mitigating any Loss on its part or otherwise enforcing its rights under this Clause 4.3, which shall be additional and without prejudice to any rights which the Indemnified Person may have at common law or otherwise.

13

4.3.2                   None of the Managers shall have any duty or obligation, whether as fiduciary or trustee for any Indemnified Person or otherwise, to recover any such payment or to account to any other person for any amounts paid to it under this Clause 4.3 and save to the extent notified in writing to an Indemnified Person by that Manager, each Manager (without obligation) will have the sole conduct of any action to enforce such rights on behalf of the Indemnified Person. This Agreement may be terminated, amended or varied in any way and at any time by the parties hereto without the consent of any Indemnified Person.

4.3.3                   For the avoidance of doubt, the amount of any claim by the Managers against the Issuer pursuant to Clause 4.3.1 shall be reduced by any amount recovered by an Indemnified Person pursuant to Clause 4.3.2 and vice versa, in respect of the same Loss where it has recovered such Loss from the Issuer under any such Clause.

5                                   Undertakings of the Issuer

The Issuer undertakes with the Managers that:

5.1                        Taxes: the Issuer will pay:

(i)                                     any stamp, issue, registration, documentary or other taxes and duties, including interest and penalties in the Cayman Islands, the United Kingdom, Singapore, Hong Kong, the Grand Duchy of Luxembourg or Belgium and all other relevant jurisdictions payable on or in connection with the creation, issue and offering of the Bonds or the execution or delivery of the Contracts; and

(ii)                                  in addition to any amount payable by it under this Agreement, any value added, service, turnover or similar tax payable in respect thereof (and references in this Agreement to such amount shall be deemed to include any such taxes so payable in addition to it);

5.2                        Offering Circular: in connection with the offering and sale of the Bonds, the Issuer will use reasonable endeavours to co-operate with and participate in the due diligence procedures required to prepare the Offering Circular and prepare an Offering Circular which will enable the Issuer to make the representation in Clause 4.1.19;

5.3                        Delivery of Offering Circular: the Issuer will deliver to the Managers, without charge, on the Publication Date and thereafter from time to time as reasonably requested, such number of copies of the Offering Circular and all amendments and supplements thereto as the Managers may reasonably request;

5.4                        Amendment: if at any time prior to the date falling the later of (i) 40 days after the Closing Date or (ii) the completion of the distribution of the Bonds in the view of the Managers, any event shall have occurred as a result of which the Offering Circular, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made when such Offering Circular is delivered, not misleading, or if for any other reason it shall be necessary to amend or supplement the Offering Circular, the Issuer will notify the Managers, and, upon reasonable request from the Managers, will prepare and furnish without charge to the Managers as many copies as the Managers may from time to time reasonably request of such amendment or a supplement to the Offering Circular which will correct such statement or omission and the representations and warranties contained in, or given pursuant to, Clause 4.1 will be true and accurate with respect to such amendment or supplement to the Offering Circular as if repeated as at its date;

14

5.5                        Warranties: the Issuer will as soon as reasonably practicable, notify the Managers if at any time prior to payment of the net subscription moneys to the Issuer on the Closing Date anything occurs which renders or may render untrue or incorrect in any respect any of its representations, warranties, agreements and indemnities herein and will as soon as reasonably practicable, take such steps as the Managers may reasonably require to remedy and/or publicise the fact;

5.6                        Lock-up: neither the Issuer nor any person acting on its or their behalf will (a) issue, offer, sell, pledge, contract to sell or otherwise dispose of or grant options, issue warrants or offer rights entitling persons to subscribe or purchase any interest in any Shares or securities of the same class as the Bonds or the Shares or any securities convertible into, exchangeable for or which carry rights to subscribe or purchase the Bonds, the Shares or securities of the same class as the Bonds, the Shares or other instruments representing interests in the Bonds, the Shares or other securities of the same class as them, (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of the ownership of the Shares, (c) enter into any transaction with the same economic effect as, or which is designed to, or which may reasonably be expected to result in, or agree to do, any of the foregoing, whether any such transaction of the kind described in (a), (b) or (c) is to be settled by delivery of Shares or other securities, in cash or otherwise or (d) announce or otherwise make public an intention to do any of the foregoing, in any such case without the prior written consent of the Managers between the date hereof and the date which is 90 days after the date hereof(both dates inclusive); except for (i) the issue of any Bonds or New Shares to be issued upon conversion of Bonds pursuant to any pre-emptive rights arising from the share subscription agreement entered into between the Issuer and CHL dated 18 April 2011 or the share subscription agreement entered into between the Issuer and Datang dated 6 November 2008; and (ii) the issue of any share options and restricted share units pursuant to any share option schemes adopted in compliance with the Hong Kong Listing Rules and any publicly disclosed equity incentive plans of the Issuer, and (iii) the issue of any Shares which are issued as consideration for any merger or acquisition provided that (1) the aggregate value of the Shares issued (as calculated by the Current Market Price (as defined in the Terms & Conditions of the Bonds as set out in Schedule 1 to this Agreement) is less than US$100,000,000 and (2) the Issuer procures that the person receiving such Shares executes a shareholder lock-up undertaking on substantially the same terms as provided in this Clause prior to any such issue;

5.7                        Conversion: the Issuer will issue, in accordance with the Terms and Conditions, New Shares (which rank pari passu with the other Shares then outstanding) free and clear of all liens, claims, charges, security, encumbrances or like interests upon conversion of Bonds pursuant to the Terms and Conditions;

5.8                        Conversion Price: Except for the issue of any Bonds or New Shares to be issued upon conversion of the Bonds as described in the Announcements (including any potential exercise of pre-emptive rights by CHL and Datang), or the issue of share options and restricted share units issued pursuant to any share option schemes adopted in compliance with the Hong Kong Listing Rules and any publicly disclosed equity incentive plans of the Issuer, (i) between the date hereof and the Closing Date (both dates inclusive), neither the Issuer nor any person acting on its or their behalf will take, directly or indirectly, any action designed to or which constitutes or which might reasonably be expected to cause or result in an adjustment of the initial conversion price of the Bonds and (ii) the Issuer will not take any action that would reduce the conversion price of the Bonds below a level that may be prescribed by applicable laws and regulations from time to time (if any);

15

5.9                        Approvals and Filing: the Issuer will use reasonable endeavours to obtain all approvals and consents and as soon as reasonably practicable make all notifications, registrations and filings as may from time to time be required in relation to the Bonds and/or the New Shares;

5.10                 Clearing Systems: the Issuer shall co-operate with the Managers and use reasonable endeavours to permit the Bonds to be eligible for clearance and settlement through the facilities of Euroclear and Clearstream, Luxembourg;

5.11                 Use of Proceeds: the Issuer shall use the net proceeds from the issue of the Bonds in the manner as will be specified in the Offering Circular under “Use of Proceeds”;

5.12                 Sanctions: Neither the Issuer nor any member of the Group will directly or indirectly use the proceeds of the offering of the Bonds hereunder, or lend, contribute or otherwise make available all or part of such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of financing the activities of or business with any Person currently subject to any Sanctions or operating in any country or territory that is the subject of Sanctions where such operations are in violation of such Sanctions or in any other manner that would result in a violation by any Person (including any Person participating in the offering, whether as underwriter, adviser, investor or otherwise) of Sanctions;

5.13                 Announcements: between the date hereof and a period of 40 days after the Closing Date (both dates inclusive), the Issuer will, and will cause its subsidiaries and affiliates and all other parties acting on its or their behalf to, without the prior consent of the Managers (unless prevented by applicable law or regulations), not issue any announcement concerning, or which could be material in the context of, the offering and distribution of the Bonds except as required by applicable law, regulations or rules (including the HK Listing Rules and Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong));

5.14                 Financial Information: so long as any of the Bonds remains outstanding the Issuer will furnish to the Managers, copies of financial statements and other periodic reports that the Issuer may furnish generally to holders of its debt securities;

5.15                 Directed Selling Efforts: neither the Issuer nor any of its affiliates (as defined in Rule 405 under the Securities Act), nor any person acting on behalf of any of them (other than the Managers, as to which no representation is being made) will engage in any “directed selling efforts” (as defined in Regulation S) with respect to the Bonds or the Shares to be issued upon the conversion of the Bonds; and

5.16                 Section 3(a)(9) Compliance: in connection with the conversion of the Bonds into the New Shares, neither the Issuer nor any person acting on its behalf will take any action which would result in the New Shares being exchanged by the Issuer other than with the Issuer’s existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

16

6                                   Conditions Precedent

6.1                        The obligations of the Managers to subscribe and pay for the Bonds are conditional on:

6.1.1                   Due Diligence: the Managers being satisfied with the results of its due diligence investigations with respect to the Issuer and the Group and the Offering Circular shall have been prepared in form and content satisfactory to the Managers;

6.1.2                   Other Contracts: the execution and delivery (on or before the Closing Date) of the other Contracts, each in a form reasonably satisfactory to the Managers, by the respective parties;

6.1.3                   Lock-up: Datang and CHL shall have executed shareholder lock-up undertakings in the form agreed by the Managers;

6.1.4                   Auditors’ Letters: upon the Publication Date and on the Closing Date, there having been delivered to the Managers letters, in form and substance reasonably satisfactory to the Managers, dated the Publication Date in the case of the first letter and dated the Closing Date in the case of the subsequent letters, and addressed to the Managers from Deloitte Touche Tohmatsu, Certified Public Accountants to the Issuer;

6.1.5                   Compliance: at the Closing Date:

(i)                                the representations and warranties of the Issuer in this Agreement being true, accurate and correct at, and as if made on such date;

(ii)                             the Issuer having performed all of its obligations under this Agreement to be performed on or before such date; and

(iii)                          there having been delivered to the Managers a certificate in the form attached as Schedule 3, dated as of such date, of a duly authorised officer of the Issuer to such effect;

6.1.6                   Material adverse change: after the date hereof or, if earlier, the dates as of which information is given in the Offering Circular up to and at the Closing Date, there not having occurred any change (nor any development or event reasonably likely to involve a prospective change), in the condition (financial or other), prospects, results of operations or general affairs of the Issuer or of the Group, which, in the opinion of the Managers, is material and adverse in the context of the issue and Offering of the Bonds;

6.1.7                   Other consents: on or prior to the Closing Date there shall have been delivered to the Managers copies of all resolutions, consents, authorities and approvals required in relation to the issue of the Bonds and the performance of its obligations under the Trust Deed, the Agency Agreement and the Bonds (including the consents and approvals required from all lenders);

6.1.8                   Listing: the Hong Kong Stock Exchange having agreed to list the New Shares upon conversion of the Bonds and the Stock Exchange having agreed, subject to any conditions reasonably satisfactory to the Managers, to list the Bonds (or, in each case, the Managers being reasonably satisfied that such listing will be granted); and

17

6.1.9                   Legal Opinions: on or before the Closing Date, there having been delivered to the Managers opinions, in form and substance reasonably satisfactory to the Managers, dated the Closing Date, of:

(i)                                Slaughter and May, legal advisers to the Issuer as to English law;

(ii)                             Conyers Dill & Pearman (Cayman) Limited, legal advisers to the Issuer as to Cayman Islands law;

(iii)                          Linklaters, legal advisers to the Managers as to English law; and

(iv)                         Zhong Lun Law Firm, legal advisers to the Lead Manager as to PRC law.

6.2                        Waiver: The Managers may, at their discretion and upon such terms as they think fit, waive compliance with the whole or any part of this Clause 6 (other than 6.1.2).

7                                   Closing

7.1                        Issue of the Bonds: At 3:00 pm (Hong Kong time) (or such other time as may be agreed by the Managers and the Issuer) on the Closing Date, the Issuer will issue the Bonds and procure the entry in the register of Bondholders of the names of the persons designated by the Managers to be the holders of the Bonds and will deliver to the Managers or its order in such place as the Managers may require the Global Certificate duly executed and authenticated representing the aggregate principal amount of the Bonds. Delivery of the Global Certificate and completion of the register of Bondholders shall constitute the issue and delivery of the Bonds; and

7.2                        Payment: Against such delivery the Managers will pay or cause to be paid to the Issuer the net subscription moneys for the Bonds (being the aggregate amount payable for the Bonds calculated at the Issue Price less the commission and concession referred to in Clause 8 and the amount payable to the Managers under Clause 9). Such payment shall be made by a depositary (the “Common Depositary”) common to Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on behalf of the Managers in U.S. dollars in same day settlement funds for value on the Closing Date to such US dollar account in New York City as shall be notified by the Issuer to the Managers not later than five days prior to the Closing Date, evidence of such payment taking the form of a confirmation by the Common Depositary that it has made such payment.

8                                   Commissions and Concession

The Issuer agrees to pay to the Managers a combined management and underwriting commission and selling concession of 1.90 per cent of the aggregate principal amount of the Bonds, which total amount will be retained as to 60 per cent. by JPM and as to 40 per cent. by DB (the “Underwriting Commission”). An additional incentive fee of up to 0.20 per cent. of the aggregate principal amount of the Bonds may be payable at the sole discretion of the Issuer to either or both Managers (the “Incentive Fee” and together with the Underwriting Commission, the “Commissions”). Such Commissions shall be deducted from the subscription moneys for the Bonds as provided in Clause 7.

9                                   Expenses

9.1                        General Expenses: The Issuer agrees to pay:

(i)                                     all reasonable costs and expenses in connection with (a) the preparation and production of the Offering Circular (in proof and definitive form and any supplement or amendment thereto) and the listing particulars (if any), the Contracts and all other documents relating to the issue of the Bonds, (b) the initial delivery and distribution of the Bonds, (c) the listing of the Bonds on the Stock Exchange and the listing of the New Shares and (d) all advertising in relation to the issue of the Bonds approved by the Issuer and the Managers; and

18

(ii)                                  the documented fees and expenses of the Principal Paying Agent, the Trustee and the other agents appointed under the Agency Agreement in relation to the preparation and execution of the Contracts (including, without limitation, the fees and expenses of the Trustee’s legal advisers), the issue and authentication of the Bonds and the performance of their duties under the Contracts.

9.2                        Managers’ Expenses: In addition, the Issuer will reimburse the costs and expenses of the Managers in connection with the issue of the Bonds, including the reasonable fees and expenses of their legal advisers and all travelling, telecommunications, postage and other out-of-pocket expenses, which the Issuer authorises the Managers to deduct from the subscription moneys for the Bonds as provided in Clause 7.2 on the basis that the Managers account to the Issuer for any amount by which such costs and expenses fall short of the sum deducted and the Issuer pays subsequently for any amount by which such costs and expenses exceed the sum deducted.

9.3                        Payment: All payments due under this Agreement are to be made in U.S. dollars and are stated exclusive of any applicable tax whether income taxes, withholding taxes, value added taxes, goods and services taxes, business or services taxes or similar taxes other than taxes imposed in respect of net income by a taxing jurisdiction wherein the recipient is incorporated or resident for tax purposes (“Taxes”). If any deduction or withholding for or on account of Taxes is required to be made from any payment to the Managers, then the Issuer shall pay an additional amount so that the Managers receive, free from any such withholding, deduction, assessment or levy, the full amount of the payments set out herein (other than any profits tax that may arise on the commission payable to the Managers under this Clause 9). The Issuer shall make appropriate payments and returns in respect of such Taxes and provide the Managers with an original or authenticated copy of the tax receipt.

10                            Termination

10.1                 Ability to Terminate: Notwithstanding anything contained in this Agreement, the Managers may, by written notice to the Issuer given at any time prior to payment of the net subscription monies for the Bonds to the Issuer, terminate this Agreement in any of the following circumstances:

10.1.1            if there shall have come to the notice of the Managers any breach of, or any event rendering untrue or incorrect in any respect, any of the warranties and representations contained in this Agreement or any failure to perform any of the Issuer’s undertakings or agreements in this Agreement;

10.1.2            if any of the conditions specified in Clause 6 have not been satisfied or waived by the Managers on or prior to the Closing Date;

10.1.3            if there shall have been, since the date of this Agreement, any change, or any development involving a prospective change, in national or international monetary, financial, political or economic conditions (including any disruption to trading generally, or trading in any securities of the Issuer on any stock exchange or in any over-the-counter market) or currency exchange rates or foreign exchange controls such as would in the opinion of the Managers, be likely to prejudice materially the success of the Offering and distribution of the Bonds or dealings in the Bonds in the secondary market;

19

10.1.4            if, in the opinion of the Managers, there shall have occurred any of the following events: (i) a suspension or a material limitation in trading in securities generally on the New York Stock Exchange, the London Stock Exchange plc, the Singapore Stock Exchange and/or the Hong Kong Stock Exchange and/or any other stock exchange on which the Issuer’s securities are traded; (ii) a suspension in trading in the Issuer’s securities on the Hong Kong Stock Exchange or the Issuer’s American Depositary Receipts on the New York Stock Exchange and/or any other stock exchange on which any of the Issuer’s securities are traded (other than any suspension in connection with the issue of the Bonds, or in respect of the transactions described in the Announcement (including any exercise by Datang and CHL of their pre-emptive rights)); (iii) a general moratorium on commercial banking activities in the United States, Singapore, Hong Kong and/or the United Kingdom declared by the relevant authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, Hong Kong, Singapore or the United Kingdom; or (iv) a change or development involving a prospective change in taxation affecting the Issuer, the Bonds and the Shares to be issued upon conversion of the Bonds or the transfer thereof;

10.1.5            if there shall have occurred any event or series of events (including the occurrence of any local, national or international outbreak or escalation of disaster, hostility, insurrection, armed conflict, act of terrorism, act of God or epidemic) as would in the opinion of the Managers, be likely to prejudice materially the success of the Offering and distribution of the Bonds or dealings in the Bonds in the secondary market.

10.2                 Consequences of Termination: Upon such written notice being given this Agreement shall terminate and be of no further effect and no party shall be under any liability to any other in respect of this Agreement, except for any antecedent breach and that the Issuer shall remain liable under Clause 4.3 and remain liable for the payment of all costs and expenses referred to in Clause 9 and already incurred or incurred in consequence of such termination, the Managers shall remain liable under Clause 2.2 and the respective obligations of the parties under Clause 11 which would have continued had the arrangements for the subscription and issue of the Bonds been completed, shall continue.

11                            Survival of Representations and Obligations

The representations, warranties, agreements, undertakings and indemnities in this Agreement shall continue in full force and effect despite completion of the arrangements for the subscription and issue of the Bonds or any investigation made by or on behalf of the Managers.

12                            Communications

Addresses: Any communication shall be given by letter, fax or telephone in the case of notices to the Issuer, to it at:

No. 18 Zhangjiang Road

Pudong New Area

Shanghai 201203

20

The People’s Republic of China

Fax no.:     +86 21 3861 0000 (ext. 18017)

Attention:  Barry Quan

and in the case of notices from the Issuer, to each Manager at:

Deutsche Bank AG, Hong Kong Branch

Level 52, International Commerce Centre

1 Austin Road West

Kowloon

Hong Kong

Fax No.:    +852 2203 7202

Attention:  Nathan McMurtray, Equity-Linked Origination

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London

E14 5JP

United Kingdom

Fax:           +44 20 3493 0682

Attention:  Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group

with a copy to:

J.P. Morgan Securities plc

c/- 28/F Chater House

8 Connaught Road

Central

Hong Kong

Fax:           +852 2810 8819

Attention:  Aloke Gupte, Head of Equity-linked Origination, Asia Pacific

12.1                 Effectiveness: Any such communication shall take effect, in the case of a letter, at the time of delivery, in the case of fax, at the time of despatch or, in the case of telephone, when made.

12.2                 Confirmations: Any communication not by letter shall be confirmed by letter but failure to send or receive the letter of confirmation shall not invalidate the original communication.

13                            Currency Indemnity

13.1                 Currency of Account and Payment: U.S. dollars (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by a party under or in connection with this Agreement, including damages.

13.2                 Extent of discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer or otherwise), by a party hereto in respect of any sum expressed to be due to it from another party will only discharge that party to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

21

13.3                 Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Agreement, the relevant party will indemnify the recipient against any loss sustained by it as a result. In any event, the relevant party will indemnify the recipient against the cost of making any such purchase.

13.4                 Indemnity separate: The indemnities in this Clause 13 and in Clause 4.3 constitute separate and independent obligations from the other obligations in this Agreement, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by either party hereto and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Agreement or any other judgment or order.

14                            Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

15                            Governing Law and Jurisdiction

15.1                 Governing law: This Agreement, as to which time shall be of the essence, and any non- contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

15.2                 Jurisdiction:

15.2.1            The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly any legal action or proceedings arising out of or in connection with this Agreement (“Proceedings”) may be brought in such courts. The Issuer irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in any such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. These submissions are made for the benefit of the Managers and shall not limit the right of the Managers to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

15.2.2            The Issuer irrevocably appoints Trusec Limited, 2 Lambs Passage, London EC1Y 8BB as its authorised agent for service of process in England. If for any reason such agent shall cease to be such agent for service of process, the Issuer shall forthwith, on request of the Managers, appoint a new agent for service of process in England and deliver to the Managers a copy of the new agent’s acceptance of that appointment within 30 days. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

16                            Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

22

This Agreement has been entered into on the date stated at the beginning.

SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORPORATION

By:

SUBSCRIPTION AGREEMENT - EXECUTION PAGE

DEUTSCHE BANK AG, HONG KONG BRANCH

By:	By:

SUBSCRIPTION AGREEMENT - EXECUTION PAGE

J.P. MORGAN SECURITIES PLC

By:

SUBSCRIPTION AGREEMENT - EXECUTION PAGE

SCHEDULE 1

TERMS AND CONDITIONS

23

Terms and Conditions of the Bonds

The following, subject to completion and amendment, and save for the paragraphs in italics, is the text of the Terms and Conditions of the Bonds which will appear on the reverse of each of the definitive certificates evidencing the Bonds:

The issue of the US$200,000,000 aggregate principal amount of Zero Coupon Convertible Bonds due 2018 (the “Bonds”, which term shall include, unless the context requires otherwise, any further bonds issued in accordance with Condition 17 and consolidated and forming a single series therewith) of Semiconductor Manufacturing International Corporation (the “Issuer”) and the right of conversion into Shares (as defined in Condition 6(A)(iv)) was authorised by the Board of Directors of the Issuer on 22 October 2013. The Bonds are constituted by the trust deed ((as amended or supplemented from time to time) the “Trust Deed”) to be dated on or about 7 November 2013 (the “Issue Date”) between the Issuer and The Bank of New York Mellon, London Branch (the “Trustee”, which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the holders (as defined below) of the Bonds. These terms and conditions (the “Conditions”) include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Bonds. The Bondholders (as defined below) are entitled to the benefit of, and are bound by, and are deemed to have notice of, all of the provisions of the Trust Deed, and are deemed to have notice of those provisions applicable to them of the agency agreement dated on or about 7 November 2013 (the “Agency Agreement”) relating to the Bonds between the Issuer, the Trustee, The Bank of New York Mellon, London Branch, as principal paying agent and principal conversion agent (collectively, the “Principal Agent”), The Bank of New York Mellon (Luxembourg) S.A., as registrar (the “Registrar”) and as transfer agent (the “Transfer Agent”) and the other paying agents, conversion agents and transfer agents appointed under it (each a “Paying Agent”, a “Conversion Agent”, a “Transfer Agent” and, together with the Registrar, the Transfer Agent and the Principal Agent, the “Agents” and which shall, where applicable, include the Singapore Agent (as defined in Condition 7)) relating to the Bonds. References to the “Principal Agent”, the “Registrar”, the “Transfer Agent” and “Agents” below are references to the principal agent, the registrar, the transfer agent and the agents for the time being for the Bonds.

Copies of the Trust Deed and of the Agency Agreement are available for inspection during usual business hours at the principal office for the time being of the Trustee (presently at 40th Floor, One Canada Square, London E14 5AL, United Kingdom) and at the specified offices for the time being of each of the Agents.

Unless otherwise defined, terms used in these Conditions have the meanings specified in the Trust Deed. In these Conditions, “Bondholder” and (in relation to a Bond) “holder” mean the person in whose name a Bond is registered.

1                    Form, Denomination and Title

(A)                 Form and Denomination

The Bonds are in registered form in the denomination of US$200,000 and integral multiples of US$100,000 in excess thereof (an “Authorised Denomination”). A bond certificate (each a “Certificate”) will be issued to each Bondholder in respect of its registered holding of Bonds. Each Certificate will be numbered serially with an identifying number which will be recorded on the relevant Certificate and in the register of Bondholders (the “Register”) which the Issuer will procure to be kept by the Registrar.

Upon issue, the Bonds will be represented by a Global Certificate registered in the name of a nominee of, and deposited with a common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme. The Conditions are modified by certain provisions contained in the Global Certificate. See “The Global Certificate”.

Except in the limited circumstances described in the Global Certificate, owners of interests in Bonds represented by the Global Certificate will not be entitled to receive definitive Certificates in respect of their individual holdings of Bonds. The Bonds are not issuable in bearer form.

(B)                 Title

Title to the Bonds will pass only by transfer and registration in the Register as described in Condition 3. The holder of any Bond will (except as otherwise required by law or as ordered by a court of competent jurisdiction) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Certificate issued in respect of it) and no person will be liable for so treating the holder.

2                    Status

The Bonds constitute direct, unconditional, unsubordinated and (subject to Condition 4) unsecured obligations of the Issuer and shall at all times rank pari passu and without any preference or priority among themselves. The payment obligations of the Issuer under the Bonds shall, save for such exceptions as may be provided by mandatory provisions of applicable legislation and subject to Condition 4, at all times rank at least equally with all of its other present and future unsecured and unsubordinated obligations.

3                    Transfers of Bonds; Issue of Certificates

(A)                 Register

The Issuer will cause the Register to be kept at the specified office of the Registrar outside the United Kingdom and Hong Kong and in accordance with the terms of the Agency Agreement on which shall be entered the names and addresses of the holders of the Bonds and the particulars of the Bonds held by them and of all transfers, redemptions and conversions of the Bonds. Each Bondholder shall be entitled to receive only one Certificate in respect of its entire holding of Bonds.

(B)                 Transfer

Bonds may, subject to Conditions 3(E) and 3(F) and the terms of the Agency Agreement, be transferred in whole or in part in an Authorised Denomination by delivery of the Certificate issued in respect of that Bond, with the form of transfer on the back duly completed and signed by the holder or his attorney duly authorised in writing, to the specified office of either the Registrar or any of the Transfer Agents, together with such evidence as the Registrar or such Transfer Agent may reasonably require to prove the title of the transfer and the authority of the individuals who have executed the form of transfer. In the case of a transfer of part only of a holding of Bonds (being that of one or more Bonds) represented by one Certificate, a new Certificate shall be issued to the transferee in respect of the part transferred and a further new Certificate in respect of the balance of the holding not transferred shall be issued to the transferor. In the case of a transfer of Bonds to a person who is already a holder of Bonds, a new Certificate representing the enlarged holding shall only be issued against surrender of the Certificate representing the existing holding. No transfer of a Bond will be valid unless and until entered on the Register. A Bond may be registered only in the name of, and transferred only to, a named person (or persons, not exceeding four in number).

Transfers of interests in the Bonds evidenced by the Global Certificate will be effected in accordance with the rules of the relevant clearing systems. No transfer of title to a Bond will be valid unless and until entered on the Register.

(C)                 Delivery of New Certificates

Each new Certificate to be issued upon a transfer of Bonds will, within three business days of receipt by the Registrar or, as the case may be, any other relevant Agent of the original Certificate and the form of transfer duly completed and signed, be made available for collection at the specified office of the Registrar or such other relevant Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder entitled to the Bonds (but free of charge to the holder and at the Issuer’s expense) to the address specified in the form of transfer.

Except in the limited circumstances described herein (see “The Global Certificate”), owners of interests in the Bonds will not be entitled to receive physical delivery of Certificates.

Where only part of a principal amount of the Bonds (being that of one or more Bonds) in respect of which a Certificate is issued is to be transferred, converted, redeemed or repurchased, a new Certificate in respect of the Bonds not so transferred, converted, redeemed or repurchased will, within five business days of delivery of the original Certificate to the Registrar or, as the case may be, any other relevant Agent, be made available for collection at the specified office of the Registrar or such other relevant Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder of the Bonds not so transferred, converted, redeemed or repurchased (but free of charge to the holder and at the Issuer’s expense) to the address of such holder appearing on the Register.

For the purposes of this Condition 3 and Condition 6, “business day” means a day (other than a Saturday or Sunday) on which commercial banks are open for business in the city in which the specified office of the Registrar (if a Certificate is deposited with it in connection with a transfer or conversion) or the relevant Transfer Agent, with whom a Certificate is deposited in connection with a transfer or conversion, is located.

(D)                 Formalities Free of Charge

Subject to Conditions 3(E) and 3(F), registration of a transfer of Bonds and issuance of new Certificates will be effected without charge by or on behalf of the Issuer, the Registrar or any Transfer Agent, but upon payment of any tax or other governmental charges that may be imposed in relation to it (or the giving of such indemnity as the Registrar or the relevant Transfer Agent may require).

(E)                 Restricted Transfer Periods

No Bondholder may require the transfer of a Bond to be registered (a) during the period of seven days ending on (and including) the dates for payment of any principal pursuant to the Conditions; (b) after a Conversion Notice (as defined in Condition 6(B)(i)) has been delivered with respect to a Bond; or (c) after a Relevant Event Put Exercise Notice (as defined in Condition 8(D)) has been deposited in respect of such Bond pursuant to Condition 8(D). Each such period is a “Restricted Transfer Period”.

(F)                  Regulations

All transfers of Bonds and entries on the Register will be made in accordance with the detailed regulations concerning transfers of Bonds scheduled to the Agency Agreement. The regulations may be changed with agreement between the Issuer, the Registrar and the Trustee. A copy of the current regulations will be made available by the Registrar to any Bondholder upon request.

4                    Negative Pledge

So long as any Bond remains outstanding (as defined in the Trust Deed), the Issuer will not, and will ensure that none of its Principal Subsidiaries will create, or have outstanding, any mortgage, charge, lien, pledge or other security interest (each a “Charge”) (other than a security interest arising by operation of law or a Permitted Charge) upon the whole or any part of its present or future undertaking, assets or revenues (including any uncalled capital) to secure any Relevant Indebtedness, or any guarantee or indemnity in respect of any Relevant Indebtedness, unless at the same time or prior thereto according to the Bonds:

(a)                    the same security as is created or subsisting to secure any such Relevant Indebtedness, guarantee or indemnity; or

(b)                   such other security as either (x) the Trustee shall in its absolute discretion deem not materially less beneficial to the interests of the Bondholders or (y) shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Bondholders.

In these Conditions:

“Permitted Charge” means:

(i)                        any Charge over any assets (or related documents of title) purchased by the Issuer or any of its Subsidiaries as security for all or part of the purchase price of such assets and any substitute security created on those assets in connection with the refinancing (together with interest, fees and other charges attributable to such refinancing) of the indebtedness secured on those assets; or

(ii)                     any Charge over any assets (or related documents of title) purchased by the Issuer or any of its Subsidiaries subject to such Charge and any substitute security created on those assets in connection with the refinancing (together with the interest, fees and other charges attributable to such refinancing) of the indebtedness secured on those assets;

“Principal Subsidiary” means any Subsidiary of the Issuer:

(a)                    whose gross revenues (consolidated in the case of a Subsidiary which has Subsidiaries) attributable to the Issuer, as shown by its latest audited profit and loss account are at least 10 per cent. of the consolidated gross revenues as shown by the latest published audited profit and loss account of the Issuer and its consolidated Subsidiaries, including, for the avoidance of doubt, the Issuer and its consolidated Subsidiaries’ share of revenues of Subsidiaries not consolidated and of associated entities and after adjustments for minority interests; or

(b)                   whose gross assets (consolidated in the case of a Subsidiary which itself has Subsidiaries) attributable to the Issuer, as shown by its latest audited balance sheet, are at least 10 per cent. of the consolidated gross assets of the Issuer and its Subsidiaries as shown by the latest published audited consolidated balance sheet of the Issuer and its Subsidiaries, including the investment of the Issuer and its consolidated Subsidiaries in each Subsidiary whose accounts are not consolidated with the consolidated audited accounts of the Issuer and of associated companies and after adjustment for minority interests;

provided that, in relation to paragraphs (a) and (b) above of this definition:

(i)                         in the case of a corporation or other business entity becoming a Subsidiary after the end of the financial period to which the latest consolidated audited accounts of the Issuer relate, the reference to the then latest consolidated audited accounts of the Issuer and its Subsidiaries for the purposes of the calculation above shall, until consolidated audited accounts of the Issuer for the financial period in which the relevant corporation or other business entity becomes a Subsidiary are published be deemed to be a reference to the then latest consolidated audited accounts of the Issuer and its Subsidiaries adjusted to consolidate the latest audited accounts (consolidated in the case of a Subsidiary which itself has Subsidiaries) of such Subsidiary in such accounts;

(ii)                      if at any relevant time in relation to the Issuer or any Subsidiary which itself has Subsidiaries no consolidated accounts are prepared and audited, gross revenue or gross assets of the Issuer and/or any such Subsidiary shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by the Issuer for the purposes of preparing a certificate thereon to the Trustee;

(iii)                   if at any relevant time in relation to any Subsidiary, no accounts are audited, its gross revenue or gross assets (consolidated, if appropriate) shall be determined on the basis of pro forma accounts (consolidated, if appropriate) of the relevant Subsidiary prepared for this purpose by the Issuer for the purposes of preparing a certificate thereon to the Trustee; and

(iv)                  if the accounts of any subsidiary (not being a Subsidiary referred to in proviso (i) above) are not consolidated with those of the Issuer, then the determination of whether or not such subsidiary is a Principal Subsidiary shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with the consolidated accounts (determined on the basis of the foregoing) of the Issuer; or

(c)                    to which is transferred all or substantially all of the business, undertaking and assets of another Subsidiary which immediately prior to such transfer is a Principal Subsidiary, whereupon (A) in the case of a transfer by a Principal Subsidiary, the transferor Principal Subsidiary shall immediately cease to be a Principal Subsidiary and (B) the transferee Subsidiary shall immediately become a Principal Subsidiary, provided that on or after the date on which the relevant financial statements for the financial period current at the date of such transfer are published, whether such transferor Subsidiary or such transferee Subsidiary is or is not a Principal Subsidiary shall be determined pursuant to the provisions of the sub-paragraphs above.

A certificate prepared by a director or an authorised representative of the Issuer, stating that in his or her opinion, a Subsidiary is or is not, or was or was not, a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties;

“Relevant Indebtedness” means any indebtedness which is in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock, bearer participation certificates, depositary receipts, certificates of deposit or other similar securities or instruments which for the time being are, or are intended to be or are capable of being, quoted, listed, dealt in or traded on any stock exchange or over-the-counter or other securities market but shall not include any financing of the acquisition of assets if (i) by the terms of such financing it is expressly provided that the holders of the resulting indebtedness shall look to the assets financed and the revenues to be generated by the operation of, or loss of or damage to, such assets as the sole source of repayment for the moneys advanced and payment of interest thereon and (ii) such financing is not guaranteed by the Issuer or any of its Subsidiaries. For the avoidance of doubt, any loans raised by the Issuer or any of its Subsidiaries under a bilateral or syndicated loan agreement are not included in this definition of “Relevant Indebtedness”; and a “Subsidiary” of any person means (a) any company or other business entity of which that person owns or controls (either directly or through one or more other Subsidiaries) more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or other business entity, or (b) any company or other business entity which at any time has its accounts consolidated with those of that person or which, under the law, regulations or generally accepted accounting principles of the jurisdiction of incorporation of such person from time to time, should have its accounts consolidated with those of that person.

5                    Interest

The Bonds do not bear interest unless, upon due presentation thereof, payment of principal or premium (if any) is improperly withheld or refused. In such event, such unpaid amount shall bear interest at the rate of 2.0 per cent. per annum (both before and after judgment) until whichever is the earlier of (a) the day on which all sums due in respect of such Bond up to that day are received by or on behalf of the relevant holder and (b) the day seven days after the Trustee or the Principal Agent has notified Bondholders of receipt of all sums due in respect of all the Bonds up to that seventh day (except to the extent that there is failure in the subsequent payment to the relevant holders under these Conditions). If interest is required to be calculated for a period of less than one year, it will be calculated on the basis of a 360-day year consisting of twelve months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

6                    Conversion

(A)                 Conversion Right

(i)                        Conversion Period: Subject as provided in these Conditions, each Bond shall entitle the holder to convert such Bond into Shares (as defined in Condition 6(A)(iv)) credited as fully paid at any time during the Conversion Period referred to below (the “Conversion Right”).

Subject to and upon compliance with the Conditions, the Conversion Right in respect of a Bond may be exercised, at the option of the holder thereof, at any time (subject to any applicable fiscal or other laws or regulations and as hereinafter provided) on or after 18 December 2013 up to the close of business (at the place where the Certificate evidencing such Bond is deposited for conversion) on the date falling seven days prior to the Maturity Date (as defined in Condition 8(A)) (both days inclusive) (but, except as provided in Condition 6(A)(iii), in no event thereafter) or, if such Bond shall have been called for redemption by the Issuer before the Maturity Date, then up to the close of business (at the place aforesaid) on a date no later than seven days (both days inclusive and in the place aforesaid) prior to the date fixed for redemption thereof, or if notice requiring redemption has been given by the holder of such Bond pursuant to Condition 8(D) or Condition 8(E) then up to the close of business (at the place aforesaid) on the day prior to the giving of such notice (the “Conversion Period”).

The price at which Shares will be issued upon exercise of a Conversion Right (the “Conversion Price”) will initially be HK$0.7965 per Share, but will be subject to adjustment in the manner described in Condition 6(C).

The number of Shares to be issued on exercise of a Conversion Right shall be determined by dividing the principal amount of the Bonds to be converted (translated into Hong Kong dollars at the fixed rate of HKD7.7532 = US$1.00) (the “Fixed Exchange Rate”) by the Conversion Price in effect on the relevant Conversion Date (as defined below). A Conversion Right may only be exercised in respect of one or more Bonds. If more than one Bond held by the same holder is converted at any one time by the same holder, the number of Shares to be issued upon such conversion will be calculated on the basis of the aggregate principal amount of the Bonds to be converted.

(ii)                     Fractions of Shares: Fractions of Shares will not be issued on conversion and no cash payment or other adjustment will be made in lieu thereof. However, if the Conversion Right in respect of more than one Bond is exercised at any one time such that Shares to be issued on conversion are to be registered in the same name, the number of such Shares to be issued in respect thereof shall be calculated on the basis of the aggregate principal amount of such Bonds being so converted and rounded down to the nearest whole number of Shares. Notwithstanding the foregoing, in the event of a consolidation or re-classification of Shares by operation of law or otherwise occurring after 24 October 2013 which reduces the number of Shares outstanding, the Issuer will upon conversion of Bonds pay in cash (in US dollars) a sum equal to such portion of the principal amount of the Bond or Bonds evidenced by the Certificate deposited in connection with the exercise of Conversion Rights, aggregated as provided in Condition 6(A)(i), as corresponds to any fraction of a Share not issued as a result of such consolidation or re-classification aforesaid if such sum exceeds US$10. Any such sum shall be paid not later than five Stock Exchange Business Days (as defined in Condition 6(B)(i)) after the relevant Conversion Date by a US dollar denominated cheque drawn on, or by transfer to a US dollar account maintained by the payee with, a bank in New York City, in accordance with instructions given by the relevant Bondholder in the Conversion Notice.

(iii)                  Revival and/or survival after Default: Notwithstanding the provisions of Condition 6(A)(i), if (a) the Issuer shall default in making payment in full in respect of any Bond which shall have been called or put for redemption on the date fixed for redemption thereof; (b) any Bond has become due and payable prior to the Maturity Date by reason of the occurrence of any of the events under Condition 10; or (c) any Bond is not redeemed on the Maturity Date in accordance with Condition 8(A), the Conversion Right attaching to such Bond will revive and/or will continue to be exercisable up to, and including, the close of business (at the place where the Certificate evidencing such Bond is deposited for conversion) on the date upon which the full amount of the moneys payable in respect of such Bond has been duly received by the Principal Agent or the Trustee and notice of such receipt has been duly given to the Bondholders in accordance with Condition 11 and notwithstanding the provisions of Condition 6(A)(i), any Bond in respect of which the Certificate and Conversion Notice (as defined in Condition 6(B)(i)) are deposited for conversion prior to such date shall be converted on the relevant Conversion Date (as defined in Condition 6(B)(i)) notwithstanding that the full amount of the moneys payable in respect of such Bond shall have been received by the Principal Agent or the Trustee before such Conversion Date or that the Conversion Period may have expired before such Conversion Date.

(iv)                 Meaning of “Shares”: As used in these Conditions, the expression “Shares” means ordinary shares of par value US$0.0004 each of the Issuer or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Issuer.

(B)                 Conversion Procedure

(i)                        Conversion Notice: To exercise the Conversion Right attaching to any Bond, the holder thereof must complete, execute and deposit at his own expense during the Conversion Period at the specified office of any Conversion Agent during its usual business hours a duly completed and signed notice of conversion (a “Conversion Notice”) in the form (for the time being current) obtainable from the specified office of each Agent, together with the relevant Certificate and confirmation that any amounts required to be paid by the Bondholder under Condition 6(B)(ii) have been so paid. Conversion Rights shall be exercised subject in each case to any applicable fiscal or other laws or regulations applicable in the jurisdiction in which the specified office of the Conversion Agent to whom the relevant Conversion Notice is delivered is located.

If such deposit is made after the end of normal business hours or on a day which is not a business day in the place of the specified office of the relevant Conversion Agent, such deposit shall be deemed for all purposes of these Conditions to have been made on the next following such business day. A Conversion Notice once delivered shall be irrevocable and may not be withdrawn unless the Issuer consents in writing to such withdrawal.

Any determination as to whether any Conversion Notice has been duly completed and properly delivered shall be made by the relevant Conversion Agent and shall, save in the case of manifest error, be conclusive and binding on the Issuer, the Trustee, the Conversion Agents and the relevant Bondholder.

Conversion Rights may only be exercised in respect of an Authorised Denomination.

The conversion date in respect of a Bond (the “Conversion Date”) shall be deemed to be the Stock Exchange Business Day (as defined below) immediately following the date of the surrender of the Certificate in respect of such Bond and delivery of such Conversion Notice to the Conversion Agent and, if applicable, any payment to be made or indemnity given under these Conditions in connection with the exercise of such Conversion Right.

“Stock Exchange Business Day” means any day (other than a Saturday or Sunday) on which Relevant Stock Exchange (as defined in Condition 6(F) below), as the case may be, is open for the business of dealing in securities.

(ii)                     Stamp Duty etc.: A Bondholder exercising Conversion Rights must pay directly to the relevant authorities any taxes or capital, stamp, issue and registration and transfer taxes and duties (“Duties”) arising on such exercise (other than any Duties payable in Cayman Islands and Hong Kong and, if relevant, in the place of the Alternative Stock Exchange, by the Issuer in respect of the allotment and issue of Shares and listing of the Shares on the Relevant Stock Exchange on conversion) (the “Taxes”). The Issuer will pay all other expenses arising on the issue of Shares on conversion of Bonds. The Bondholder (and, if different, the person to whom the Shares are to be issued) must declare in the relevant Conversion Notice that any amounts payable to the relevant tax authorities in settlement of Taxes payable pursuant to this Condition 6(B)(ii) have been paid.

If the Issuer shall fail to pay any Duties and/or Taxes payable for which it is responsible as provided above, the relevant holder shall be entitled to tender and pay the same and the Issuer as a separate and independent stipulation, covenants to reimburse and indemnify each Bondholder in respect of any payment thereof and any penalties payable in respect thereof.

Such Bondholder must also pay all, if any, taxes imposed on it and arising by reference to any disposal or deemed disposal of a Bond or interest therein in connection with the exercise of Conversion Rights by it.

Neither the Trustee nor any of the Agents shall be responsible to Bondholders or any other person or paying any Duties, Taxes, expenses or other amounts referred to in this Condition 6(B)(ii) or for determining whether such Duties are payable or the amount thereof and shall not be responsible or liable for any failure by the Issuer or any Bondholder to pay such Duties, Taxes, expenses or other amounts.

(iii)                  Registration: Upon exercise by a Bondholder of its Conversion Right and compliance with Conditions 6(B)(i) and 6(B)(ii), the Issuer will, as soon as practicable, and in any event not later than five days after the Conversion Date, register the person or persons designated for the purpose in the Conversion Notice as holder(s) of the relevant number of Shares in the Issuer’s share register in Hong Kong and will, if the Bondholder has also requested in the Conversion Notice and to the extent permitted under applicable law and the rules and procedures of the Central Clearing and Settlement System of Hong Kong (“CCASS”) effective from time to time, take all necessary action to procure that Shares are delivered through CCASS for so long as the Shares are listed on the HKSE; or will make such certificate or certificates available for collection at the office of the Issuer’s share registrar in Hong Kong (currently Computershare Hong Kong Investor Services Limited at 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong) notified to Bondholders in accordance with Condition 11 or, if so requested in the relevant Conversion Notice, will cause its share registrar to mail (at the risk, and, if sent at the request of such person otherwise than by ordinary mail, at the expense, of the person to whom such certificate or certificates are sent) such certificate or certificates to the person and at the place specified in the Conversion Notice, together (in either case) with any other securities, property or cash required to be delivered upon conversion of the Bonds and such assignments and other documents (if any) as may be required by law to effect the transfer thereof, in which case a single share certificate will be issued in respect of all Shares issued on conversion of Bonds subject to the same Conversion Notice and which are to be registered in the same name.

The crediting of the Shares to the relevant securities account of the converting Bondholder will be deemed to satisfy the Issuer’s obligation to pay the principal on such converted Bonds.

If the Conversion Date in relation to the conversion of any Bond shall be after the record date for any issue, distribution, grant, offer or other event as gives rise to the adjustment of the Conversion Price pursuant to Condition 6(C), but before the relevant adjustment becomes effective under the relevant Condition (a “Retroactive Adjustment”), upon the relevant adjustment becoming effective the Issuer shall procure the issue to the converting Bondholder (or in accordance with the instructions contained in the Conversion Notice (subject to applicable exchange control or other laws or other regulations)), such additional number of Shares (“Additional Shares”) as is, together with Shares to be issued on conversion of the Bond(s), equal to the number of Shares which would have been required to be issued on conversion of such Bond if the relevant adjustment to the Conversion Price had been made and become effective on or immediately after the relevant record date and in such event and in respect of such Additional Shares references in this Condition 6(B)(iii) to the Conversion Date shall be deemed to refer to the date upon which the Retroactive Adjustment becomes effective (notwithstanding that the date upon which it becomes effective falls after the end of the Conversion Period).

The person or persons specified for that purpose in the Conversion Notice will become the holder of record of the number of Shares issuable upon conversion with effect from the date he is or they are registered as such in the Issuer’s register of members (the “Registration Date”).

The Shares issued upon exercise of Conversion Rights will be fully paid and will in all respects rank pari passu with the fully paid Shares in issue on the relevant Registration Date except for any right excluded by mandatory provisions of applicable law and except that such Shares will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, distributions or payments the record or other due date for the establishment of entitlement for which falls prior to the relevant Registration Date.

If the record date for the payment of any dividend or other distribution in respect of the Shares is on or after the Conversion Date in respect of any Bond, but before the Registration Date (disregarding any Retroactive Adjustment of the Conversion Price referred to in this Condition 6(B)(iii) prior to the time such Retroactive Adjustment shall have become effective), the Issuer will calculate and pay to the converting Bondholder or his designee an amount in US dollars (the “Equivalent Amount”) converted at the Prevailing Rate (as defined below) equal to the Fair Market Value (as defined below) of such dividend or other distribution to which he would have been entitled had he on that record date been such a shareholder of record and will make the payment at the same time as it makes payment of the dividend or other distribution, or as soon as practicable thereafter, but, in any event, not later than seven days thereafter. The Equivalent Amount shall be paid by a US dollar denominated cheque drawn on, or by transfer to a US dollar account maintained by the payee with, a bank in New York City, in accordance with instructions given by the relevant Bondholder in the Conversion Notice.

(iv)                 No Issue of Shares if in breach of the rules of a Relevant Stock Exchange: The Issuer is not obliged to issue Shares in satisfaction of the Conversion Right if by doing so it will be in breach of its obligations under any rules of a Relevant Stock Exchange.

(C)                 Adjustments to Conversion Price

The Conversion Price will be subject to adjustment as follows:

(1)                    Consolidation, Reclassification or Subdivision:

Adjustment: If and whenever there shall be an alteration to the nominal value of the Shares as a result of consolidation, reclassification or subdivision, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such alteration by the following fraction:

A
B

where:

A                   is the nominal amount of one Share immediately after such alteration; and

B                   is the nominal amount of one Share in issue immediately before such alteration.

Effective Date of Adjustment: Such adjustment shall become effective on the date the alteration takes effect.

(2)                    Capitalisation of Profits or Reserves:

(i)                     Adjustment: If and whenever the Issuer shall issue any Shares credited as fully paid to the holders of Shares (the “Shareholders”) by way of capitalisation of profits or reserves (including, Shares paid up out of distributable profits or reserves and/or share premium account) (except any Scrip Dividend) and which would not have constituted a Distribution (as defined in Condition 6(F)), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

A
B

where:

A                                        is the aggregate nominal amount of the issued Shares immediately before such issue; and

B                                        is the aggregate nominal amount of the issued Shares immediately after such issue.

Effective Date of Adjustment: Such adjustment shall become effective on the date of issue of such Shares, or if a record date is fixed therefor, immediately after such record date.

(ii)       Adjustment: In the case of an issue of Shares by way of a Scrip Dividend where the Current Market Price (as defined in Condition 6(F)) on the date of announcement of the terms of the issue of such Shares multiplied by the number of such Shares issued exceeds the amount of the Relevant Cash Dividend (as defined in Condition 6(F)) or the relevant part thereof and which would not have constituted a Distribution, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the issue of such Shares by the following fraction:

A + B
A + C

where:

A                   is the aggregate number of Shares in issue immediately before such Scrip Dividend;

B                   is the aggregate number of Shares which the Relevant Cash Dividend would purchase at such Current Market Price; and

C                   is the aggregate number of Shares issued pursuant to such Scrip Dividend;

or by making such other adjustment to the Conversion Price to give effect to the foregoing as an Independent Investment Bank shall certify to the Bondholders is fair and reasonable.

Effective Date of Adjustment: Such adjustment shall become effective on the date of issue of such Shares or if a record date is fixed therefor, immediately after such record date.

(3)                    Distributions:

Adjustment: If and whenever the Issuer shall pay or make any Distribution to Shareholders, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such Distribution by the following fraction:

A – B
A

where:

A                                        is the Current Market Price of one Share on the date on which the Distribution is publicly announced; and

B                                        is the Fair Market Value on the date of such announcement of the portion of the Distribution in Hong Kong dollars attributable to one Share.

Effective Date of Adjustment: Such adjustment shall become effective on the date that such Distribution is actually made or if a record date is fixed therefor, immediately after such record date.

(4)                    Rights Issues of Shares or Options over Shares:

Adjustment: If and whenever the Issuer shall issue Shares to all or substantially all Shareholders as a class by way of rights, or shall issue or grant to all or substantially all Shareholders as a class by way of rights, options, warrants or other rights to subscribe for or purchase or otherwise acquire any Shares or any securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, any Shares (or shall grant any such rights in respect of existing securities so issued), in each case at less than 90 per cent. of the Current Market Price per Share on the date of the first public announcement of the terms of the issue or grant of such Shares, options, warrants or other rights (and notwithstanding that the relevant issue may be or be expressed to be subject to Shareholder or other approvals or consents or other contingency or event occurring or not occurring), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue or grant by the following fraction:

A + B
A + C

where:

A                   is the aggregate number of Shares in issue immediately before such announcement;

B                   is the number of Shares which the aggregate consideration (if any) receivable for the Shares issued by way of rights, or for the securities issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of Shares deliverable on the exercise thereof would purchase at such Current Market Price per Share; and

C                   is the aggregate number of Shares to be issued or, as the case may be, the maximum number of Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase in respect thereof at the initial conversion, exchange, subscription or purchase price or rate.

Effective Date of Adjustment: Such adjustment shall become effective on the date of issue of such Shares or issue or grant of such options, warrants or other rights (as the case may be) or where a record date is set, the first date on which the Shares are traded ex-rights, ex-options or ex-warrants, as the case may be on the Relevant Stock Exchange.

(5)                    Rights Issues of Other Securities:

Adjustment: If and whenever the Issuer shall issue securities (other than Shares or options, warrants or other rights to subscribe for, purchase or otherwise acquire Shares) to all or substantially all Shareholders as a class by way of rights, or shall issue or grant to all or substantially all Shareholders as a class by way of rights, options, warrants or other rights to subscribe for, purchase or otherwise acquire any securities (other than Shares or options, warrants or other rights to subscribe for, purchase or otherwise acquire Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue or grant by the following fraction:

A – B
A

where:

A                   is the Current Market Price of one Share on the date on which such issue or grant is publicly announced; and

B                   is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Share.

Effective Date of Adjustment: Such adjustment shall become effective on the date of issue of the securities, or issue or grant of such rights, options or warrants (as the case may be) or where a record date is set, the first date on which the Shares are traded ex-rights, ex- options or ex-warrants as the case may be on the Relevant Stock Exchange.

(6)                    Issues at less than Current Market Price:

Adjustment: If and whenever the Issuer shall issue (otherwise than as mentioned in Condition 6(C)(4)) any Shares (other than Shares issued on the exercise of Conversion Rights or on the exercise of any other rights of conversion into, or exchange or subscription for, or purchase of Shares) or issue or grant (otherwise than as mentioned in Condition 6(C)(4)) any options, warrants or other rights to subscribe for, purchase or otherwise acquire any Shares (other than the Bonds), in each case at less than 90 per cent. of the Current Market Price on the date of the first public announcement of the terms of such issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A + B
A + C

where:

A                   is the aggregate number of Shares in issue immediately before the issue of such additional Shares or the issue or grant of such options, warrants or other rights to subscribe for, purchase or otherwise acquire any Shares;

B                   is the number of Shares which the aggregate consideration (if any) receivable for the issue of such additional Shares or, as the case may be, for the Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Share; and

C                   is the number of Shares to be issued pursuant to such issue of Shares or, as the case may be, the maximum number of Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights.

References to additional Shares in the above formula shall, in the case of an issue by the Issuer of options, warrants or other rights to subscribe for or purchase Shares, mean such Shares to be issued assuming that such options, warrants or other rights are exercised in full at the initial exercise price on the date of issue of such options, warrants or other rights.

Effective Date of Adjustment: Such adjustment shall become effective on the date of issue of such additional Shares or, as the case may be, the grant of such options, warrants or other rights.

(7)                    Other Issues at less than Current Market Price:

Adjustment: If and whenever the Issuer or any of its Subsidiaries (otherwise than as mentioned in Conditions 6(C)(4), 6(C)(5) or 6(C)(6)), or (at the direction or request of or pursuant to any arrangements with the Issuer or any of its Subsidiaries), any other company, person or entity shall issue wholly for cash or for no consideration any Securities (other than the Bonds, which term shall for this purpose exclude any further bonds issued pursuant to Condition 17) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, Shares (or shall grant any such rights in respect of existing securities so issued) or securities which by their terms might be redesignated as Shares, and the consideration per Share receivable upon conversion, exchange, subscription or redesignation is less than 90 per cent. of the Current Market Price per Share on the date of the first public announcement of the terms of issue of such securities (or the terms of such grant), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue or grant by the following fraction:

A + B
A + C

where:

A                   is the aggregate number of Shares in issue immediately before such issue or grant;

B                   is the number of Shares which the aggregate consideration (if any) receivable for the Shares to be issued or otherwise made available upon conversion or exchange or up on exercise of the right of subscription attached to such securities or, as the case may be, for the Shares to be issued or to arise from any such redesignation would purchase at such Current Market Price per Share; and

C                   is the maximum number of Shares to be issued or otherwise made available on conversion or exchange of such securities up or on the exercise of such right of subscription attached thereto at the initial conversion, exchange or subscription price or rate or, as the case may be, the maximum number of Shares which may be issued or arise from any such redesignation.

Effective Date of Adjustment: Such adjustment shall become effective on the date of issue of such securities or, as the case may be, the grant of such rights.

(8)                    Modification of Rights of Conversion etc.:

Adjustment: If and whenever there shall be any modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to any such securities (other than the Bonds) as are mentioned in Condition 6(C)(7) (other than in accordance with the terms (including terms as to adjustment) applicable to such securities upon issue) so that following such modification the consideration per Share (for the number of Shares available on conversion, exchange or subscription following the modification) is less than 90 per cent. of the Current Market Price per Share on the date of the first public announcement of the proposals for such modification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such modification by the following fraction:

A + B
A + C

where:

A                   is the aggregate number of Shares in issue immediately before such modification (but where the relevant securities carry rights of conversion into or rights of exchange or subscription for, or purchase or acquisition of, Shares which have been issued, purchased or acquired by the Issuer or any of its Subsidiaries (or at the direction or request or pursuant to any arrangements with the Issuer or any of its Subsidiaries) for the purposes of or in connection with such Securities, less the number of such Shares so issued, purchased or acquired);

B                   is the number of Shares which the aggregate consideration (if any) receivable for the Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to the securities so modified would purchase at such Current Market Price per Share or, if lower, the existing conversion, exchange, subscription, purchase or acquisition price or rate of such Securities; and

C                   is the maximum number of Shares which may be issued or otherwise made available upon conversion or exchange of such securities or upon the exercise of such rights of subscription, purchase or acquisition attached thereto at the modified conversion, exchange, subscription, purchase or acquisition price or rate but giving credit in such manner as an Independent Investment Bank shall consider appropriate (if at all) for any previous adjustment under this Condition 6(C)(8) or Condition 6(C)(7).

Effective Date of Adjustment: Such adjustment shall become effective on the date of modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to such securities.

(9)                    Other Offers to Shareholders:

Adjustment: If and whenever the Issuer or any of its Subsidiaries or (at the direction or request of or pursuant to any arrangements with the Issuer or any of its Subsidiaries) any other company, person or entity shall offer any securities in connection with which Shareholders as a class are entitled to participate in arrangements whereby such securities may be acquired by them (except where the Conversion Price falls to be adjusted under Conditions 6(C)(2), 6(C)(3), 6(C)(4), 6(C)(5), 6(C)(6) or 6(C)(7)), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the making of such offer by the following fraction:

A – B
A

where:

A                   is the Current Market Price of one Share on the date on which such issue is first publicly announced; and

B                   is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Share.

Effective Date of Adjustment: Such adjustment shall become effective on the date of issue, sale or delivery of the securities.

(10)             Other Events:

Adjustment: If the Issuer (after consultation with the Trustee) determines that an adjustment should be made to the Conversion Price as a result of one or more circumstances not referred to in this Condition 6(C) (even if the relevant circumstance is specifically excluded from the operation of Conditions 6(C)(1) to 6(C)(9) (both inclusive)), the Issuer shall, at its own expense and acting reasonably, request an Independent Investment Bank to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof, and the date on which such adjustment (if any) should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that an adjustment shall only be made pursuant to this Condition 6(C)(10) if such Independent Investment Bank is so requested to make such a determination.

(11)             Exclusion:

No adjustment shall be made to the Conversion Price if (a) any Bonds are offered, issued or granted to Datang Telecom Technology & Industry Holdings Co., Ltd., Country Hill Limited, Shanghai Industrial Investment (Holdings) Corporation or any of their respective affiliates or any other connected persons (as defined in under the Rules Governing the Listing of Securities of The Stock Exchange of Hong Kong Limited) of the Issuer and (b) such offer, issue or grant is made on substantially the same terms and conditions as the issue of the Bonds.

(D)                 Undertakings

The Issuer has undertaken in the Trust Deed, inter alia, that so long as any Bond remains outstanding, save with the approval of an Extraordinary Resolution (as defined in the Trust Deed) of the Bondholders or with the approval of the Trustee where, in the opinion of the Trustee, it is not materially prejudicial to the interests of Bondholders to give such approval:

(i)                        it will use its best endeavours (a) to maintain a listing for all the issued Shares on the HKSE, and (b) to obtain and maintain a listing for all the Shares issued on the exercise of the Conversion Rights attaching to the Bonds on the HKSE, and (c) if the Issuer is unable to obtain or maintain such listing, to use its best endeavours to obtain and maintain a listing for all the issued Shares on an Alternative Stock Exchange as the Issuer may from time to time determine (and notify in writing to the Trustee) and will forthwith give notice to the Bondholders in accordance with Condition 11 of the listing or delisting of the Shares (as a class) by any of such stock exchange;

(ii)                     it will use its best endeavours to maintain the listing of the Bonds on the SGX-ST and if the Issuer is unable to maintain such listing or such listing is unduly onerous, to use its best endeavours to obtain and maintain a listing on another internationally recognised stock exchange as the Issuer may from time to time determine (with the prior written consent of the Trustee) and will forthwith give notice to the Bondholders in accordance with Condition 11 of the listing or delisting of the Bonds by any such stock exchange;

(iii)                  it will pay the expenses of the issue of, and all expenses of obtaining listing for, Shares arising on conversion of the Bonds (save for any Taxes specified in Condition 6(B)(ii));

(iv)                 it will not make any reduction of its ordinary share capital or any uncalled liability in respect thereof except:

(a)                     in the event of a reduction in the share premium account, capital redemption reserve fund or any other part of its share capital for the purposes of offsetting any accumulated loss or any deficit in retained earnings, where such reduction is permitted by applicable law so long as there is no change to the number of Shares in issue as a result of such reduction; or

(b)                    in all other capital reductions, where the reduction is permitted by applicable law and results in (or would, but for the provision of these Conditions relating to rounding or the carry forward of adjustments, result in) an adjustment to the Conversion Price or is otherwise taken into account for the purposes of determining whether such an adjustment should be made.

In the Trust Deed, the Issuer has also undertaken with the Trustee that so long as any Bond remains outstanding:

(i)                        it will reserve, free from any other pre-emptive or other similar rights, out of its authorised but unissued ordinary share capital the full number of Shares liable to be issued on conversion of the Bonds from time to time remaining outstanding and shall ensure that all Shares delivered on conversion of the Bonds will be duly and validly issued as fully-paid; and

(ii)                     it will not make any offer, issue, grant or distribute or take any action the effect of which would be to reduce the Conversion Price below the par value of the Shares, provided always that the Issuer shall not be prohibited from purchasing its Shares to the extent permitted by law.

The Issuer has also given certain other undertakings in the Trust Deed for the protection of the Conversion Rights.

(E)                 Provisions Relating to Changes in Conversion Price

(i)                        Minor adjustments: On any adjustment, the resultant Conversion Price, if not an integral multiple of one Hong Kong cent, shall be rounded down to the nearest Hong Kong cent. No adjustment shall be made to the Conversion Price if such adjustment (rounded down if applicable) would be less than one per cent. of the Conversion Price then in effect. Any adjustment not required to be made, and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made. Notice of any adjustment shall be given by the Issuer to Bondholders in accordance with Condition 11 and to the Trustee promptly after the determination thereof.

(ii)                     Decision of an Independent Investment Bank: If any doubt shall arise as to whether an adjustment falls to be made to the Conversion Price or as to the appropriate adjustment to the Conversion Price, and following consultation between the Issuer and an Independent Investment Bank, a written opinion of such Independent Investment Bank in respect thereof shall be conclusive and binding on the Issuer, the Bondholders and the Trustee, save in the case of manifest error.

(iii)                  Minimum Conversion Price: Notwithstanding the provisions of this Condition 6 the Conversion Price shall not in any event be reduced to below the nominal or par value of the Shares as a result of any adjustment hereunder unless under applicable law then in effect the Bonds may be converted at such reduced Conversion Price into legally issued, fully paid and non-assessable Shares.

(iv)                 Reference to “fixed”: Any references herein to the date on which a consideration is “fixed” shall, where the consideration is originally expressed by reference to a formula which cannot be expressed as an actual cash amount until a later date, be construed as a reference to the first day on which such actual cash amount can be ascertained.

Where more than one event which gives or may give rise to an adjustment to the Conversion Price occurs within such a short period of time that in the opinion of an Independent Investment Bank, the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by such Independent Investment Bank to be in its opinion appropriate in order to give such intended result.

(v)                    Share Option Schemes: No adjustment will be made to the Conversion Price when Shares or other securities (including rights or options) are issued, offered, exercised, allotted, appropriated, modified or granted to, or for the benefit of, employees (including directors) of the Issuer or any of its Subsidiaries pursuant to any employee share scheme or plan (and which employee share scheme or plan is in compliance with the listing rules of the Relevant Stock Exchange).

(vi)                 Upward/downward adjustment: No adjustment involving an increase in the Conversion Price will be made, except in the case of a consolidation or re-classification of the Shares as referred to in Condition 6(C)(1) above. The Issuer may at any time and for a specified period of time only, following notice being given to the Trustee and the Bondholders in accordance with Condition 11, reduce the Conversion Price, subject to Condition 6(E)(iii).

(vii)              Trustee not obliged to Monitor: Neither the Trustee nor any Agent shall be under any duty to monitor whether any event or circumstance has happened or exists which may require an adjustment to be made to the Conversion Price or to make any calculation (or verification thereof) in connection with the Conversion Price and will not be responsible to Bondholders for any loss arising from any failure by it to do so or for any delay by the Issuer in making a determination or any erroneous determination in connection with the Conversion Price, without prejudice to its duties owed to the Issuer.

(viii)           Notice of Change in Conversion Price: The Issuer shall give notice to the Bondholders in accordance with Condition 11 and, for so long as the Bonds are listed on the Singapore Stock Exchange and the rules of the Singapore Stock Exchange so require, the Issuer shall also give notice to the Singapore Stock Exchange, of any change in the Conversion Price. Any such notice relating to a change in the Conversion Price shall set forth the event giving rise to the adjustment, the Conversion Price prior to such adjustment, the adjusted Conversion Price and the effective date of such adjustment.

(F)          Definitions

For the purposes of these Conditions:

“Alternative Stock Exchange” means at any time, in the case of the Shares, if they are not at that time listed and traded on the HKSE, the principal stock exchange or securities market on which the Shares are then listed or quoted or dealt in.

“Closing Price” for the Shares for any Trading Day shall be the price published in the Daily Quotation Sheet published by the Hong Kong Stock Exchange or, as the case may be, the equivalent quotation sheet of an Alternative Stock Exchange for such day.

“Current Market Price” means, in respect of a Share on a particular date, the average of the daily Closing Prices of one Share on each of the 10 consecutive Trading Days ending on and including (i) the Trading Day immediately preceding such date or (ii) if the relevant announcement was made after the close of trading on such date (being a Trading Date), such date of announcement; provided that if at any time during such 10 Trading Day period the Shares shall have been quoted ex-dividend (or ex-any other entitlement) and during some other part of that period the Shares shall have been quoted cum-dividend (or cum- any other entitlement) then:

(a)                    if the Shares to be issued or transferred and delivered do not rank for the dividend (or entitlement) in question, the Closing Price on the dates on which the Shares shall have been based on a price cum-dividend (or cum- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend or entitlement per Share; or

(b)                   if the Shares to be issued or transferred and delivered rank for the dividend or entitlement in question, the Closing Price on the dates on which the Shares shall have been based on a price ex-dividend (or ex- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof increased by the Fair Market Value of any such dividend or entitlement per Share;

and provided that:

(i)                        if on each of the said 10 Trading Days the Shares have been quoted a price cum-dividend (or cum- any other entitlement) in respect of a dividend (or other entitlement) which has been declared or announced but the Shares to be issued or transferred and delivered do not rank for that dividend (or other entitlement), the Closing Price on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend or entitlement per Share in any such case determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit;

(ii)                     if the Closing Price of a Share is not available on one or more of the said 10 Trading Days (disregarding for this purpose the proviso to the definition of Closing Price), then the average of such Closing Prices which are available in that 10 Trading Day period shall be used (subject to a minimum of two such prices) and if only one, or no, such Closing Price is available in the relevant period the Current Market Price shall be determined by an Independent Investment Bank; and

(iii)                  in making any calculation or determination of Current Market Price in relation to an issue of Shares, other securities or options, rights or warrants for shares or other securities which are issued offered, allotted, appropriated, modified or granted in connection (partly or fully) with any merger or acquisition, each reference above to 10 consecutive Trading Days shall be to 30 consecutive Trading Days.

In making any calculation or determination of Current Market Price, such adjustments (if any) shall be made as an Independent Investment Bank considers appropriate to reflect any consolidation or sub-division of the Shares or any issue of Shares by way of capitalisation of profits or reserves, or any like or similar event.

“Determination Business Day” means a day (other than a Saturday or a Sunday) on which commercial banks are open for general business (including dealings in foreign exchange) in Hong Kong and in New York City.

“Determination Date” means the day which is two Determination Business Days before the relevant date of announcement of dividends or other distribution by the Issuer.

“Distribution” means (i) any distribution of assets in specie by the Issuer for any financial period whenever paid or made and however described (and for these purposes a distribution of assets in specie includes without limitation an issue of Shares or other securities credited as fully or partly paid (other than Shares credited as fully paid) by way of capitalisation of reserves, but excludes a Scrip Dividend adjusted for under Condition 6(C)(2)(ii)); and (ii) any cash dividend or distribution (including, without limitation, the relevant cash amount of a Scrip Dividend) of any kind by the Issuer for any financial period (whenever paid and however described) translated into Hong Kong dollars at the Prevailing Rate as at the date such distribution under (i) and/or (ii) of this definition is announced. In making any such calculation, such adjustments (if any) shall be made as an Independent Investment Bank may consider appropriate to reflect (a) any consolidation or subdivision of the Shares, (b) issues of Shares by way of capitalisation of profits or reserves, or any like or similar event or (c) the modification of any rights to dividends of Shares.

“Fair Market Value” means, with respect to any asset, security, option, warrant or other right on any date, the fair market value of that asset, security, option, warrant or other right as determined by an Independent Investment Bank, provided that (i) the Fair Market Value of a cash dividend paid or to be paid per Share shall be the amount of such cash dividend (in which case no determination by an Independent Investment Bank would be required); (ii) the Fair Market Value of any other cash amount shall be equal to such cash amount (in which case no determination by an Independent Investment Bank would be required); and (iii) where Securities are publicly traded in a market of adequate liquidity (as determined by such Independent Investment Bank) the Fair Market Value of such Securities shall equal the arithmetic mean of the daily Closing Prices of such Securities during the period of ten Trading Days commencing on the first such Trading Day (or, if later, the first such Trading Day such Securities are publicly traded) or such shorter period as such Securities are publicly traded.

“HKSE” means The Stock Exchange of Hong Kong Limited.

“Independent Investment Bank” means an independent investment bank of international repute (acting as an expert) selected by the Issuer and notified in writing to the Trustee. If the Issuer fails to select an Independent Investment Bank when required by the Conditions, the Trustee may in its absolute discretion (but shall not be obliged to) select the Independent Investment Bank.

“Prevailing Rate” means, in respect of any currency on any day, the spot rate of exchange between the relevant currencies prevailing as at or about 12:00 noon (Hong Kong time) on that date as appearing on or derived from the Relevant Page or, if such a rate cannot be determined at such time, the rate prevailing as at or about 12:00 noon (Hong Kong time) on the immediately preceding day on which such rate can be so determined.

“Relevant Cash Dividend” means the aggregate cash dividend or distribution declared by the Issuer, including any cash dividend in respect of which there is any Scrip Dividend (which, for the avoidance of doubt, shall exclude a purchase or redemption of Shares, but include the Relevant Cash Dividend component of a Scrip Dividend).

“Relevant Currency” means Hong Kong dollars or, if at the relevant time or for the purposes of the relevant calculation or determination, Hong Kong dollars is not the Relevant Currency of the Relevant Stock Exchange, the currency in which the Shares are quoted or dealt in on the Relevant Stock Exchange at such time.

“Relevant Page” means the relevant page on Bloomberg or, if there is no such page, on Reuters or such other information service provider that displays the relevant information.

“Relevant Stock Exchange” means at any time, in respect of the Shares, the HKSE or the Alternative Stock Exchange.

“Securities” means any securities including, without limitation, shares, options, warrants or other rights to subscribe for or purchase or acquire securities.

“Scrip Dividend” means any Shares issued in lieu of the whole or any part of any Relevant Cash Dividend being a dividend which the Shareholders concerned would or could otherwise have received and which would not have constituted a Distribution (and for the avoidance of doubt, no adjustment is to be made under Condition 6(C)(3) in respect of the amount by which the Current Market Price of the Shares exceeds the Relevant Cash Dividend or the relevant part thereof) but without prejudice to any adjustment required in such circumstances to be made under Condition 6(C)(2)(ii).

“SGX-ST” means the Singapore Exchange Securities Trading Limited.

“Trading Day” means a day on which the Relevant Stock Exchange is open for business and on which Shares or other securities may be dealt in (other than a day on which the Relevant Stock Exchange is scheduled to or does close prior to its regular weekday closing time).

References to any issue or offer or grant to Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders, other than Shareholders by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

7                    Payments

(A)                 Method of Payment

Payment of principal, premium and default interest (if any) will be made by transfer to the registered account of the Bondholder or by US dollar cheque drawn on a bank in Hong Kong or New York City mailed to the registered address of the Bondholder if it does not have a registered account. Such payment will only be made after surrender of the relevant Certificate at the specified office of any of the Agents.

If an amount which is due on the Bonds is not paid in full, the Registrar will annotate the Register with a record of the amount (if any) in fact paid.

So long as the Bonds are represented by a Global Certificate and such Global Certificate is held on behalf of a clearing system, such payments will be made to the holder of appearing in the register of holders of the Bonds maintained by the Registrar at the close of the business day (being for this purpose a day on which Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme are open for business) before the relevant due date.

(B)                 Registered Accounts

For the purposes of this Condition 7, a Bondholder’s registered account means the US dollar account maintained by or on behalf of it with a bank in Hong Kong or New York City, details of which appear on the Register at the close of business on the second business day (as defined below in Condition 7(F)) before the due date for payment, and a Bondholder’s registered address means its address appearing on the Register at that time.

(C)                 Fiscal Laws

All payments are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 9. No commissions or expenses shall be charged to the Bondholders in respect of such payments.

(D)                 Payment Initiation

Where payment is to be made by transfer to a registered account, payment instructions (for value on the due date or, if that is not a business day (as defined below in Condition 7(F)), for value on the first following day which is a business day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed (at the risk and, if mailed at the request of the holder otherwise than by ordinary mail, expense of the holder) on the due date for payment (or, if it is not a business day, the immediately following business day) or, in the case of a payment of principal, if later, on the business day on which the relevant Certificate is surrendered at the specified office of an Agent.

(E)                 Delay In Payment

Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a business day, if the Bondholder is late in surrendering its Certificate (if required to do so) or if a cheque mailed in accordance with this Condition arrives after the due date for payment.

(F)                  Business Day

In this Condition 7, “business day” means a day other than a Saturday or Sunday on which commercial banks are open for business in Hong Kong, New York City and the city in which the specified office of the Principal Agent is located and, in the case of the surrender of a Certificate, in the place where the Certificate is surrendered.

(G)                Agents

The initial Agents and their initial specified offices are listed below. The Issuer reserves the right at any time, with the prior written approval of the Trustee, to vary or terminate the appointment of any Agent and appoint additional or replacement Agents provided that they will maintain (i) a Principal Agent, (ii) an Agent having a specified office in Singapore where the Bonds may be presented or surrendered for payment or redemption, so long as the Bonds are listed on the SGX-ST and the rules of that exchange so require (and such agent in Singapore shall be a Paying, Transfer and Conversion Agent and shall be referred to in these terms and conditions as the “Singapore Agent”) and (iii) if requested by the Trustee, a Paying Agent with a specified office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to any law implementing European Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council Meeting of 26-27 November 2000, and (iv) a Registrar with a specified office outside Hong Kong and the United Kingdom. Notice of any changes in any Agent or their specified offices will promptly be given to the Bondholders.

So long as the Bonds are listed on the Singapore Stock Exchange and the rules of that exchange so require, in the event that the Global Certificate is exchanged for definitive Certificates, the Issuer shall appoint and maintain a paying agent in Singapore, where the Bonds may be presented or surrendered for payment or redemption. In addition, in the event that the Global Certificate is exchanged for definitive Certificates, announcement of such exchange shall be made through the Singapore Stock Exchange and such announcement will include all material information with respect to the delivery of the definitive Certificates, including details of the Singapore agent.

8                    Redemption, Purchase and Cancellation

(A)                 Maturity

Unless previously redeemed, converted or purchased and cancelled as provided herein, the Issuer will redeem each Bond at its principal amount on 7 November 2018 (the “Maturity Date”). The Issuer may not redeem the Bonds at its option prior to that date except as provided in Condition 8(B) or 8(C) (but without prejudice to Condition 10).

(B)                 Redemption for Taxation Reasons

(i)                                  The Issuer may redeem all and not some only of the Bonds, at its option, at any time, on giving not less than 30 nor more than 60 days’ notice (a “Tax Redemption Notice”) to the Bondholders in accordance with Condition 11 (which notice shall be irrevocable), on the date specified in the Tax Redemption Notice for redemption (the “Tax Redemption Date”) at their principal amount, if (a) the Issuer satisfies the Trustee immediately prior to the giving of such notice that it has or will become obliged to pay Additional Tax Amounts as provided or referred to in Condition 9 as a result of any change in, or amendment to, the laws or regulations of the Cayman Islands or Hong Kong or, in each case, any political subdivision or any authority thereof or therein having power to tax, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after 24 October 2013, and (b) such obligation cannot be avoided by the Issuer taking commercially reasonable measures available to it, provided that no Tax Redemption Notice shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Tax Amounts were a payment in respect of the Bonds then due. Prior to the publication of any Tax Redemption Notice pursuant to this Condition, the Issuer shall deliver to the Trustee a certificate signed by two directors of the Issuer stating that the obligation referred to in (a) above cannot be avoided by the Issuer taking reasonable measures available to it and the Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out in (b) above of this Condition 8(B)(i), in which event it shall be conclusive and binding on the Bondholders.

On the Tax Redemption Date, the Issuer (subject to Condition 8(B)(ii)) shall redeem the Bonds at their principal amount.

(ii)                               If the Issuer gives a Tax Redemption Notice pursuant to Condition 8(B)(i), each Bondholder will have the right to elect that his Bond(s) shall not be redeemed and that the provisions of Condition 9 shall not apply in respect of any payment of principal, premium or default interest (if any) to be made in respect of such Bond(s) which falls due after the relevant Tax Redemption Date, whereupon no additional amounts shall be payable by the Issuer in respect thereof pursuant to Condition 9 and payment of all amounts by the Issuer to such holder in respect of such Bond(s) shall be made subject to the deduction or withholding of any tax required to be deducted or withheld. To exercise a right pursuant to this Condition 8(B)(ii), the holder of the relevant Bond must complete, sign and deposit at the specified office of any Paying Agent a duly completed and signed notice of exercise, in the form for the time being current, obtainable from the specified office of any Paying Agent together with the Certificate evidencing the relevant Bond(s) on or before the day falling 10 days prior to the Tax Redemption Date.

(C)                 Redemption at the Option of the Issuer

On giving not less than 45 nor more than 60 days’ notice (an “Optional Redemption Notice”) to the Trustee and the Bondholders in accordance with Condition 11, the Issuer shall redeem all and not some only of the Bonds on the date (the “Option Redemption Date”) specified in the Option Redemption Notice at their principal amount:

(i)                                  at any time after 7 November 2015, provided that the Closing Price of a Share (translated into US dollars at the Prevailing Rate), for each of 20 consecutive Trading Days, the last of which occurs not more than 10 days prior to the date of the Optional Redemption Notice was at least 120 per cent. of the Conversion Price then in effect immediately prior to the date upon which notice of such redemption is given; or

(ii)                               at any time if, prior to the date the relevant Optional Redemption Notice is given, Conversion Rights shall have been exercised and/or purchases (and corresponding cancellations) and/or redemptions effected in respect of 90 per cent. or more in principal amount of the Bonds originally issued (which shall for this purpose include any further Bonds issued pursuant to Condition 17).

If there shall occur an event giving rise to a change in the Conversion Price during any such 30 consecutive Trading Day period as mentioned in Condition 8(C)(i) above, appropriate adjustments for the relevant days shall be made, as determined by an Independent Investment Bank, for the purpose of calculating the Closing Price for such days.

In these Conditions:

“Conversion Ratio” means the principal amount of each Bond (translated into Hong Kong dollars at the Fixed Exchange Rate) divided by the applicable Conversion Price.

(D)                 Redemption for Delisting or Change of Control

Following the occurrence of a Relevant Event (as defined below), the holder of each Bond will have the right at such holder’s option, to require the Issuer to redeem all or some only of such holder’s Bonds on the Relevant Event Redemption Date at their principal amount. To exercise such right, the holder of the relevant Bond must deposit at the specified office of any Paying Agent a duly completed and signed notice of redemption, in the form for the time being current, obtainable from the specified office of any Paying Agent (a “Relevant Event Put Exercise Notice”), together with the Certificate evidencing the Bonds to be redeemed by not later than 30 days following a Relevant Event, or, if later, 30 days following the date upon which notice thereof is given to Bondholders by the Issuer in accordance with Condition 11. The “Relevant Event Put Date” shall be the fourteenth day after the expiry of such period of 30 days as referred to above.

A Relevant Event Put Exercise Notice, once delivered, shall be irrevocable and may not be withdrawn without the Issuer’s consent. The Issuer shall redeem the Bonds the subject of the Relevant Event Put Exercise Notice (subject to delivery of the relevant Certificate as aforesaid) on the Relevant Event Put Date.

Within 14 days after it becomes aware of the occurrence of a Relevant Event, the Issuer shall give notice thereof to the Trustee and to the Bondholders in accordance with Condition 11. The notice regarding the Relevant Event shall contain a statement informing Bondholders of their entitlement to exercise their Conversion Rights as provided in these Conditions and their entitlement to exercise their rights to require redemption of their Bonds pursuant to this Condition. Such Notice shall also specify: (a) the date of such Relevant Event and, all information material to Bondholders concerning the Relevant Event; (b) the Relevant Event Put Date; (c) the last date by which a Relevant Event Put Exercise Notice must be given; (d) the procedures that Bondholders must follow and the requirements that Bondholders must satisfy in order to exercise the Relevant Event Put Right or Conversion Right; and (e) the information required by Condition 8(I).

Neither the Agents nor the Trustee shall be required to monitor or to take any steps to ascertain whether a Relevant Event or any event which could lead to a Relevant Event has occurred or may occur.

For the purposes of this Condition 8(D):

“Control” means (a) the beneficial ownership or control of more than 50 per cent. of the Voting Rights of the issued share capital of the Issuer, or (b) the right to appoint and/or remove all or the majority of the members of the Issuer’s board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of Voting Rights, contract or otherwise.

a “Change of Control” occurs when:

(i)                        any person or persons acting together acquires Control of the Issuer provided that such person or persons does not or do not have, and would not be deemed to have, Control of the Issuer on the Issue Date; or

(ii)                     the Issuer consolidates with or merges into or sells or transfers all or substantially all of the assets of the Issuer to any other person or persons acting together unless the consolidation, merger, sale or transfer will not result in the other person or persons acquiring Control over the Issuer or successor entity.

For the avoidance of doubt, any person Controlled (as defined by this Condition 8(D)) by the State-Owned Assets Supervision and Administration Commission (“SASAC”), the State Council of the PRC and/or the PRC Government shall not be deemed to be acting together with any other person so Controlled by virtue of that fact alone (and absent any other factors which may result in such persons being treated as acting together under this definition).

“person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity) but does not include the Issuer’s Board of Directors or any other governing board and does not include the Issuer’s wholly-owned direct or indirect Subsidiaries.

“PRC” means the People’s Republic of China.

“PRC Government” means the government of the PRC, including all governmental subdivisions and its organs or, as the context requires, any of them.

“Relevant Event” occurs:

(i)                        when the Shares cease to be listed or admitted to trading or suspended for a period equal to or exceeding 45 consecutive Trading Days; or

(ii)                     when there is a Change of Control.

“Voting Rights” means the right generally to vote at a general meeting of shareholders of the Issuer (including, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

(E)                 Redemption at the option of the Bondholders

On 7 November 2016 (the “Optional Put Date”), the holder of each Bond will have the right at such holder’s option, to require the Issuer to redeem all or some only of the Bonds of such holder on the Optional Put Date at their principal amount. To exercise such right, the holder of the relevant Bond must complete, sign and deposit during normal business hours at the specified office of any Paying Agent a duly completed and signed notice of redemption, in the then current form obtainable from the specified office of any Paying Agent (“Optional Put Exercise Notice”) together with the Certificate evidencing the Bonds to be redeemed not earlier than 60 days and not later than 30 days prior to the Optional Put Date.

An Optional Put Exercise Notice, once delivered, shall be irrevocable (and may not be withdrawn unless the Issuer consents to such withdrawal) and the Issuer shall redeem the Bonds the subject of Optional Put Exercise Notices delivered as aforesaid on the Optional Put Date.

(G)                Purchase

The Issuer or any of their respective Subsidiaries may, subject to applicable laws and regulations, at any time and from time to time purchase Bonds at any price in the open market or otherwise.

(H)                 Cancellation

All Bonds which are redeemed, converted or purchased by the Issuer or any of its Subsidiaries, will forthwith be cancelled. Certificates in respect of all Bonds cancelled will be forwarded to or to the order of the Registrar and such Bonds may not be reissued or resold.

(I)                      Redemption Notices

All notices to Bondholders given by or on behalf of the Issuer pursuant to this Condition 8 will be irrevocable and will be given in accordance with Condition 11 specifying: (a) the Conversion Price as at the date of the relevant notice; (b) the last day on which Conversion Rights may be exercised; (c) the Closing Price of the Shares on the latest practicable date prior to the publication of the notice; (d) the date for redemption; (e) the manner in which redemption will be effected; (f) the aggregate principal amount of the Bonds outstanding as at the latest practicable date prior to the publication of the notice; and (g) such other information as the Trustee may require.

No notice of redemption given under Condition 8(B) or Condition 8(C) shall be effective if it specifies a date for redemption which falls during a Restricted Transfer Period or within 15 days following the last day of a Restricted Transfer Period.

If more than one notice of redemption is given (being a notice given by either the Issuer or a Bondholder pursuant to this Condition), the first in time shall prevail. Neither the Trustee nor the Agents shall be responsible for calculating or verifying any calculations of any amounts payable under these Conditions.

9                    Taxation

All payments made by or on behalf of the Issuer in respect of the Bonds shall be made free from any restriction or condition and be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied collected, withheld or assessed by or on behalf of the Cayman Islands, Hong Kong or any authority thereof or therein having power to tax, unless deduction or withholding of such taxes, duties, assessments or governmental charges is compelled by law.

In such event, the Issuer shall pay such additional amounts (“Additional Tax Amounts”) as will result in the receipt by the Bondholders of such amounts as would have been received by them had no such deduction or withholding been required, except that no Additional Tax Amounts shall be payable in respect of any Bond:

(i)                        Other connection: to a holder (or to a third party on behalf of a holder) who is liable to such taxes, duties, assessments or governmental charges in respect of such Bond by reason of his having some connection with the Cayman Islands or Hong Kong, other than the mere holding of the Bond or by the receipt of amounts in respect of the Bond;

(ii)                     Presentation more than 30 days after the relevant date: (in the case of a payment of principal) if the Certificate in respect of such Bond is surrendered more than 30 days after the Relevant Date except to the extent that the holder of it would have been entitled to such additional amounts on surrendering the relevant Certificate for payment on the last day of such period of 30 days;

(iii)                  Payment to individuals: where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing European Union Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(iv)                 Payment by another Paying and Conversion Agent: presented for payment by or on behalf of a Bondholder who would have been able to avoid such withholding or deduction by presenting the relevant Bond to another Paying Agent in a Member State of the European Union.

“Relevant Date” means whichever is the later of (a) the date on which such payment first becomes due and (b) if the full amount payable has not been received by the Trustee or the Principal Agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Bondholders and cheques despatched or payment made.

References in these Conditions to principal, premium and default interest shall be deemed also to refer to any additional amounts which may be payable under this Condition or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Trust Deed.

10             Events of Default

If any of the following events (each an “Event of Default”) occurs the Trustee at its discretion may, and if so requested in writing by the holders of not less than 25 per cent. in principal amount of the Bonds then outstanding, or if so directed by an Extraordinary Resolution, shall (subject in either case to being indemnified and/or secured and/or pre-funded by the holders to its satisfaction), give notice to the Issuer that the Bonds are, and they shall immediately become due and repayable at their principal amount (subject as provided below and without prejudice to the right of Bondholders to exercise the Conversion Right in respect of their Bonds in accordance with Condition 6) if:

(i)                        Non-Payment: the Issuer fails to pay the principal, premium or default interest (if any) on any of the Bonds when due and the default continues for a period of 10 days; or

(ii)                     Breach of Other Obligations: the Issuer does not perform or comply with any one or more of its other obligations in the Bonds or the Trust Deed which default is incapable of remedy or, if in the opinion of the Trustee capable of remedy, is not remedied within 30 days after notice of such default shall have been given to the Issuer by the Trustee; or

(iii)                  Failure to deliver Shares: any failure by the Issuer to deliver any Shares as and when the Shares are required to be delivered following Conversion of Bonds; or

(iv)                 Cross-Default: (a) any other present or future indebtedness of the Issuer or any of its Subsidiaries for or in respect of moneys borrowed or raised becomes (or becomes capable of being declared) due and payable prior to its stated maturity by reason of any actual or potential default, event of default or the like (howsoever described), or (b) any such indebtedness is not paid when due or, as the case may be, within any applicable grace period, or (c) the Issuer or any of its Subsidiaries fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised, provided that the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this Condition 10(A)(iv) have occurred equals or exceeds US$50,000,000 or its equivalent (as determined on the basis of the middle spot rate for the relevant currency against the US dollar as quoted by any leading bank on the day on which such indebtedness becomes due and payable or is not paid or any such amount becomes due and payable or is not paid under any such guarantee or indemnity); or

(v)                    Enforcement Proceedings: a distress, attachment, execution or other legal process is levied, enforced or sued out on or against any material part of the property, assets or revenues of the Issuer or any of its Principal Subsidiaries and is not discharged or stayed within 30 days; or

(vi)                 Security Enforced: any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Issuer or any of its Principal Subsidiaries on material property or assets becomes enforceable and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, manager or other similar person) and is not discharged or stayed within 30 days, except where any such event will not have a material adverse effect on the ability of the Issuer to fulfil its obligations under the Bonds; or

(vii)              Winding-up: an order is made or an effective resolution passed for the winding-up or dissolution, judicial management or administration of the Issuer or any of its Principal Subsidiaries (except for a members’ voluntary solvent winding up of a Subsidiary), or the Issuer or any of its Principal Subsidiaries ceases or threatens to cease to carry on all or a material part of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation (a) on terms approved by the Trustee or by an Extraordinary Resolution of the Bondholders, or (b) in the case of a Principal Subsidiary, whereby the undertaking and assets of such Principal Subsidiary are transferred to or otherwise vested in the Issuer or another of its Principal Subsidiaries, or (c) where such event will not have a material adverse effect on the ability of the Issuer to fulfil its obligations under the Bonds; or

(viii)           Insolvency: the Issuer or any of its Principal Subsidiaries is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of the Issuer or any of its Principal Subsidiaries; an administrator or liquidator of the Issuer or any of its Principal Subsidiaries or the whole or any material part of the assets and turnover of the Issuer or any of its Principal Subsidiaries is appointed (or application for any such appointment is made), except where any such events will not have a material adverse effect on the ability of the Issuer to fulfil its obligations under the Bond; or

(ix)                 Nationalisation: any step is taken by a competent governmental authority with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or a material part of the assets of the Issuer or any of its Principal Subsidiaries, except where any such events will not have a material adverse effect on the ability of the Issuer to fulfil its obligations under the Bond; or

(x)                    Authorisation and Consents: any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done in order (a) to enable the Issuer lawfully to enter into, exercise their respective rights and perform and comply with its obligations under the Bonds and the Trust Deed, (b) to ensure that those obligations are legally binding and enforceable, and (c) to make the Bonds and the Trust Deed admissible in evidence in the courts of the Cayman Islands or Hong Kong is not taken, fulfilled or done; or

(xi)                 Illegality: it is or will become unlawful for the Issuer to perform or comply with any one or more of its obligations under any of the Bonds or the Trust Deed, except where such event will not have a material effect on the ability of the Issuer to fulfil its obligations under the Bond; or

(xii)              Analogous Events: any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of Conditions 10(i) to 10(xi).

11             Notices

All notices to Bondholders shall be validly given if mailed to them at their respective addresses in the Register or published in a leading newspaper having general circulation in Hong Kong or, if such publication is not practicable, in an English language newspaper having general circulation in Asia (which is expected to be the Asian Wall Street Journal) and so long as the Bonds are listed on SGX-ST and if the rules of the SGX-ST so require, published in a leading newspaper having general circulation in Singapore (which is expected to be The Business Times). Any such notice shall be deemed to have been given on the later of the date of such publication and the seventh day after being so mailed, as the case may be.

So long as the Bonds are represented by the Global Certificate and the Global Certificate is held on behalf of Euroclear or Clearstream or the Alternative Clearing System (as defined in the form of the Global Certificate), notices to Bondholders shall be given by delivery of the relevant notice to Euroclear or Clearstream or the Alternative Clearing System, for communication by it to entitled accountholders in substitution for notification as required by the Conditions.

12             Prescription

Claims in respect of amounts due in respect of the Bonds shall be prescribed and become void unless made as required by Condition 7 within 10 years (in the case of principal) and five years (in the case of default interest) from the appropriate Relevant Date.

13             Replacement of Certificates

If any Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Registrar or any Transfer Agent, subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence and indemnity and/or security as the Issuer and the Registrar or such Transfer Agent may require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

14             Meetings of Bondholders, Modification, Waiver and Substitution

(A)                 Meetings of Bondholders

The Trust Deed contains provisions for convening meetings of Bondholders to consider matters affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by Bondholders holding not less than 10 per cent in the aggregate principal amount of the Bonds for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution will be two or more persons holding or representing more than 50 per cent. in principal amount of the Bonds for the time being outstanding or, at any adjourned such meeting, two or more persons being or representing Bondholders whatever the principal amount of the Bonds held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (a) to modify the maturity of the Bonds, the Optional Redemption Date or the Optional Put Date, (b) to modify the circumstances in which the Issuer or Bondholders are entitled to redeem the Bonds pursuant to Conditions 8(B), 8(C), 8(D) or 8(E), (c) to reduce or cancel the principal amount, any premium payable, any default interest payable or Equivalent Amount payable in respect of the Bonds or changing the method of calculation of interest, (d) to change the currency of denomination or payment of the Bonds, (e) to modify (except by a unilateral and unconditional reduction in the Conversion Price) or cancel the Conversion Rights, or (f) to modify the provisions concerning the quorum required at any meeting of the Bondholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum will be two or more persons holding or representing not less than 66 per cent., or at any adjourned meeting not less than 33 per cent., in principal amount of the Bonds for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on Bondholders (whether or not they were present at the meeting at which such resolution was passed).

The Trust Deed provides that a written resolution signed by or on behalf of the holders of not less than 90 per cent. of the aggregate principal amount of Bonds for the time being outstanding shall be as valid and effective as a duly passed Extraordinary Resolution. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Bondholders.

(B)                 Modification and Waiver

The Trustee may (but shall not be obliged to) agree, without the consent of the Bondholders, to (a) any modification of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions (together the “Documentation”) which in the Trustee’s opinion is of a formal, minor or technical nature, or is made to correct a manifest error, or to comply with mandatory provisions of law, and (b) any other modification to the Documentation (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Documentation which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders. The Trustee may, without the consent of the Bondholders, determine any Event of Default or a Potential Event of Default (as defined in the Trust Deed) should not be treated as such, provided that in the opinion of the Trustee, the interests of Bondholders will not be materially prejudiced thereby. Any such modification, authorisation or waiver shall be binding on the Bondholders and, unless the Trustee agrees otherwise, such modification, authorisation or waiver shall be notified by the Issuer to the Bondholders promptly in accordance with Condition 11.

(C)                 Substitution

The Trustee may (but shall not be obliged to), without the consent of the Bondholders, agree to the substitution in place of the Issuer (or any previous substitute or substitutes under this Condition 14(C)) as the principal debtor under the Bonds and the Trust Deed of any Subsidiary of the Issuer subject to (a) the Bonds being unconditionally and irrevocably guaranteed by the Issuer, and (b) the Bonds continuing to be convertible or exchangeable into Ordinary Shares as provided in these Conditions mutatis mutandis as provided in these Conditions, with such amendments as the Trustee shall consider appropriate subject to in any such case, (x) the Trustee being satisfied that the interests of the Bondholders will not be materially prejudiced by the substitution, and (y) certain other conditions set out in the Trust Deed being complied with. In the case of such a substitution the Trustee may (but shall not be obliged to) agree, without the consent of the Bondholders, to a change of the law governing the Bonds and/or the Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Bondholders. Any such substitution shall be binding on the Bondholders and shall be notified by the Issuer to the Bondholders promptly in accordance with Condition 11.

(D)                 Entitlement of the Trustee

In connection with the exercise of its functions (including but not limited to those referred to in this Condition) the Trustee shall have regard to the interests of the Bondholders as a class and shall not have regard to the consequences of such exercise for individual Bondholders and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim from the Issuer, any indemnification or payment in respect of any tax consequences of any such exercise upon individual Bondholders.

In the event of the passing of an Extraordinary Resolution in accordance with Condition 14(A), a modification, waiver or authorisation in accordance with Condition 14(B) or a substitution in accordance with Condition 14(C), the Issuer will procure that the Bondholders be notified in accordance with Condition 11.

15             Enforcement

At any time after the Bonds become due and repayable, the Trustee may, at its discretion and without further notice to the Issuer, institute such proceedings against the Issuer as it may think fit to enforce the terms of the Trust Deed and the Bonds, but it needs not take any such proceedings unless (a) it shall have been so directed by an Extraordinary Resolution or shall have been so requested in writing by the holders of not less than 25 per cent. in principal amount of the Bonds then outstanding and (b) it shall have been indemnified and/or secured and/or pre-funded to its satisfaction. No Bondholder may proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails to do so within a reasonable period and such failure is continuing.

16             Indemnification of the Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility including from taking proceedings unless indemnified and/or secured and/or pre- funded of its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer and any entity related to the Issuer without accounting for any profit.

The Trustee may rely without liability to Bondholders on any report, confirmation or certificate or any advice of any accountants, lawyers, financial advisers, financial institution or any other expert, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or any other person or in any other manner) by reference to a monetary cap, methodology or otherwise. The Trustee may accept and shall be entitled to rely on any such report, confirmation or certificate or advice and such report, confirmation or certificate or advice shall be binding on the Issuer, the Trustee and the Bondholders.

17             Further Issues

The Issuer may from time to time without the consent of the Bondholders create and issue further securities either having the same terms and conditions as the Bonds in all respects and so that such further issue shall be consolidated and form a single series with the outstanding securities of any series (including the Bonds) or upon such terms as the Issuer may determine at the time of their issue. References in these Conditions to the Bonds include (unless the context requires otherwise) any other securities issued pursuant to this Condition and forming a single series with the Bonds. Any further securities forming a single series with the outstanding securities of any series (including the Bonds) constituted by the Trust Deed or any deed supplemental to it shall, and any other securities may (with the consent of the Trustee), be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Bondholders and the holders of securities of other series where the Trustee so decides.

18             Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999.

19             Governing Law and Submission to Jurisdiction

(A)                 Governing Law

The Bonds, the Trust Deed and the Agency Agreement and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English law.

(B)                 Jurisdiction

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Bonds and accordingly any legal action or proceedings arising out of or in connection with the Bonds (“Proceedings”) may be brought in such courts. Pursuant to the Trust Deed, each of the Issuer has irrevocably submitted to the jurisdiction of such courts.

(C)                 Agent for Service of Process

Pursuant to the Trust Deed, the Issuer has irrevocably appointed an agent in England to receive service of process in any Proceedings in England based on any of the Bonds.

C O N F I D E N T I A L

THIS DOCUMENT MAY NOT BE REPRODUCED OR TAKEN OR TRANSMITTED INTO THE UNITED STATES, CANADA, KOREA, CHINA OR JAPAN

Semiconductor Manufacturing International Corporation US$200 million Zero Coupon Convertible Bonds due 2018

SUMMARY TERMS & CONDITIONS

Issuer	Semiconductor Manufacturing International Corporation (the “Issuer”, “Company” or “SMIC”)
Securities Offered

US Dollar denominated Zero Coupon Convertible Bonds (the “Bonds”) convertible into fully paid ordinary shares of Semiconductor Manufacturing International Corporation, listed on the HKSE with the Bloomberg ticker 981 HK (the “Shares”), offered and sold outside the United States in reliance on Regulation S under the U.S. Securities Act of 1933, as amended, and other applicable selling restrictions

Currency	United States Dollars (“USD”)
Status	Direct, unsubordinated, unconditional and unsecured
Issuer Rating	BBB- by S&P
Issue Rating	The Bonds will not be rated
Form	Registered only
Denomination	US$200,000 per Bond and integral multiples of US$100,000 in excess thereof
Maturity Date	On or about 7 November, 2018 (5 Years)
Investor Put Option	On or about 7 November, 2016 (At the end of 3 years)
Issue Price	100.00% of the principal amount
Issue Size	US$200 million
Coupon	0.00%
Yield to Maturity / Put	0.00%
Redemption Price	100.00% of the principal amount
Put Price	100.00% of the principal amount
Conversion Premium	35.0% above the Reference Share Price
Reference Share Price	HK$0.59 (Closing price for the Shares on the Hong Kong Stock Exchange on 24 October 2013)
Initial Conversion Price	HK$0.7965 per Share
Initial Conversion Ratio	1,946,817.3258 Shares per US$200,000 principal amount of the Bond at the Initial Conversion Price
Fixed Exchange Rate	HK$7.7532 = US$1.00 (Bloomberg “BFIX” USDHKD Spot Mid Price as at 12:00 noon HKT on 24 October 2013)
Potential Exercise of Pre- emptive Rights by Datang and CHL

The Company has in its announcement dated 24 October 2013 (the “Announcement”) stated that Datang and Country Hill Limited (“CHL”, CHL is a wholly-owned subsidiary of Bridge Hill Investment Limited, which is a subsidiary controlled by China Investment Corporation) have informed the Company (in a non-legally binding letter of intent) that they were committed to subscribe for up to their pro-rata portion of the Bonds pursuant to their pre-emptive rights (as described in the Announcement). At the time of the offering, Datang and CHL own 19.06% and 11.24% of the Company respectively. The completion of the pre-emptive rights subscription will be subject to approval of the Company’s independent shareholders

If Datang and CHL do exercise their pre-emptive rights in full and such pre-emptive right subscription is approved by the Company’s independent shareholders, a total of US$86.8 million principal amount of additional Bonds will be issued (US$54.6 million to Datang and US$32.2 million to CHL). Such additional Bonds will form a single series with and have the same terms as the Bonds in this offering

Conversion Rights	Bondholders may convert their Bonds into Shares during the Conversion Period at the Conversion Price in effect on the Conversion Date
Conversion Period

Convertible at any time on or after 41 days after Closing / Settlement Date until 7 days prior to the Maturity Date, unless previously redeemed, converted, or repurchased and cancelled (excluding Closed Periods)

Issuer Call

At any time after 2 years from the Closing Date, the Issuer may redeem all and not some only of the Bonds at the principal amount, if the Closing Price of the Shares (translated into US Dollars at the prevailing USD:HKD Exchange rate) for each of the 20 consecutive Trading Days, the last of which occurs within 10 Trading Days prior to the date upon which notice of such redemption is given is at least 120% of the prevailing Conversion Price

Clean Up Call

Yes, the Issuer may redeem all and not some only of the Bonds at the principal amount if the aggregate principal amount of the Bonds outstanding is less than 10% of the aggregate principal amount originally issued (including further issuance of Bonds to Datang and CHL, pursuant to the exercise of their pre-emptive rights)

Tax Call

Yes, the Issuer may redeem all and not some only of the Bonds at the principal amount. Bondholders have the right to elect for their Bonds not to be redeemed but with no entitlement to any additional amounts

Change of Control Put	Yes, at the principal amount

THIS DOCUMENT IS SUBJECT TO THE “TERMS AND CONDITIONS OF THE BONDS” IN THE OFFERING CIRCULAR AND THE TRUST DEED TO BE ENTERED INTO BY THE ISSUER AND THE TRUSTEE IN CONNECTION WITH THE OFFERING. THIS IS NOT AN OFFERING MEMORANDUM OR PROSPECTUS AND SHOULD NOT BE TREATED AS OFFERING MATERIAL OF ANY SORT AND IS FOR INFORMATION PURPOSES ONLY. THE INFORMATION CONTAINED HEREIN IS SUMMARY ONLY AND MUST BE CONSIDERED IN CONJUNCTION WITH THE OFFERING CIRCULAR RELATING TO THE BONDS.

The Convertible Bonds and the common shares of Semiconductor Manufacturing International Corporation into which the Bonds may become convertible into have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”). Securities referred to herein may not be offered or sold within the United States absent registration or an exemption from registration under the Securities Act and the rules and regulations thereunder. Semiconductor Manufacturing International Corporation does not intend to register any securities in the United States, and no public offering of securities will be made in the United States.

C O N F I D E N T I A L

THIS DOCUMENT MAY NOT TO BE REPRODUCED OR TAKEN OR TRANSMITTED INTO THE UNITED STATES, CANADA, KOREA, CHINA OR JAPAN

Change of Control Events

A “Change of Control” occurs when:

a)             any person or persons acting together acquires Control of the Issuer provided that such person or persons does not or do not have, and would not be deemed to have, Control of the Issuer on the Issue Date; or

b)            the Issuer consolidates with or merges into or sells or transfers all or substantially all of the assets of the Issuer to any other person or persons acting together unless the consolidation, merger, sale or transfer will not result in the other person or persons acquiring Control over the Issuer or successor entity.

For the avoidance of doubt, any person controlled by the State-Owned Assets Supervision and Administration Commission (“SASAC”), the State Council of the People’s Republic of China (“PRC”) and/or the PRC Government shall not be deemed to be acting together with any other person so controlled by virtue of that fact alone (and absent any other factors which may result in such persons being treated as acting together under this definition)

De-listing / Suspension of Trading Put	Yes, at the principal amount if the Shares are de-listed or suspended from trading for a period exceeding 45 consecutive Trading Days
Adjustment to Conversion Price

Standard provisions protecting against, inter alia, declaration of any cash dividends, capitalisation of profits or reserves, distributions, rights issues, sub-division, consolidation and re-classification of Shares, issuance of options, rights, warrants, further convertible or exchangeable bonds or Shares, and certain other dilutive events, as detailed in the Terms and Conditions

The Current Market Price means, in respect of a Share on a particular date, the average of the daily Closing Prices of one Share on each of the 10 consecutive Trading Days ending on and including (i) the Trading Day immediately preceding such date or (ii) if the relevant announcement was made after the close of trading on such date (being a Trading Date), such date of announcement; provided that in relation to any calculation or determination of Current Market Price which relates to an issuance of Shares (or other securities) which are being issued or offered in respect of any merger or acquisition, the averaging periods will be 30 consecutive Trading Days instead of 10 consecutive Trading Days

Dividend Protection	Conversion Price adjustments for all dividends
Negative Pledge	Applicable to the Issuer and its Principal Subsidiaries
Tax Gross-up	The Issuer will gross up for any withholding tax applicable to any payment under the Bonds, subject to customary exceptions
Cross Default	US$50 million or equivalent
Day Count Convention	30 / 360
Events of Default	Standard events of default clauses, applicable to Issuer and Principal Subsidiaries
Selling Restrictions	Sales under Reg S and applicable restrictions only
Lock-up

90 days for the Issuer, Datang and CHL

For the avoidance of doubt, (i) the issuance of any Bonds or New Shares to be issued upon conversion of Bonds pursuant to any pre-emptive rights exercised by Datang and CHL; and (ii) the issue of any share options and restricted share units will not be subject to the lock-up

The issuance of Shares by the Issuer in consideration for any merger or acquisition will not be subject to the Lock-up, provided that (1) the aggregate value of the Shares issued is less than US$100 million and (2) the Issuer procures that the person receiving such Shares executes a shareholder lock-up undertaking on substantially the same terms as provided in the relevant lock-up provisions prior to any such issue

Use of Proceeds	Capital expenditure used for capacity expansion associated with 8-inch and 12-inch manufacturing facilities and general corporate purposes
Governing Law	English law
Listing	Application will be made to list the bonds on the Singapore Exchange Securities Trading Limited
Stabilisation	FCA
Pricing / Trade Date	On or about 24 October, 2013
Closing / Settlement Date	On or about 7 November, 2013
Settlement	Euroclear and Clearstream
Sole Global Coordinator	J.P. Morgan
Joint Bookrunners	J.P. Morgan and Deutsche Bank AG, Hong Kong Branch
Security Codes	ISIN: XS0987076899	Common Code: 098707689

THIS DOCUMENT IS SUBJECT TO THE “TERMS AND CONDITIONS OF THE BONDS” IN THE OFFERING CIRCULAR AND THE TRUST DEED TO BE ENTERED INTO BY THE ISSUER AND THE TRUSTEE IN CONNECTION WITH THE OFFERING. THIS IS NOT AN OFFERING MEMORANDUM OR PROSPECTUS AND SHOULD NOT BE TREATED AS OFFERING MATERIAL OF ANY SORT AND IS FOR INFORMATION PURPOSES ONLY. THE INFORMATION CONTAINED HEREIN IS SUMMARY ONLY AND MUST BE CONSIDERED IN CONJUNCTION WITH THE OFFERING CIRCULAR RELATING TO THE BONDS.

The Convertible Bonds and the common shares of Semiconductor Manufacturing International Corporation into which the Bonds may become convertible into have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”). Securities referred to herein may not be offered or sold within the United States absent registration or an exemption from registration under the Securities Act and the rules and regulations thereunder. Semiconductor Manufacturing International Corporation does not intend to register any securities in the United States, and no public offering of securities will be made in the United States.

C O N F I D E N T I A L

THIS DOCUMENT MAY NOT TO BE REPRODUCED OR TAKEN OR TRANSMITTED INTO THE UNITED STATES, CANADA, KOREA, CHINA OR JAPAN

INVESTOR REPRESENTATIONS AND ACKNOWLEDGEMENTS

Upon receipt of this document, and by applying for an allocation of the Bonds, you represent and acknowledge your agreement that:

•           You understand that no disclosure or offering document has been prepared in connection with the Bonds at the time of the offering but will only be available prior to the expected Closing / Settlement Date of the offering. This document is being furnished to you solely for your information and may not be reproduced, redistributed or made available in whole or in part to any other person for any purpose;

•           You acknowledge that (i) the Issuer’s ordinary shares are listed on The Stock Exchange of Hong Kong Limited and the Issuer is therefore required to publish certain business and financial information in accordance with the rules and practices of such exchange (the “Exchange Information”), which includes, among other things, a description of the Issuer’s and its subsidiaries’ (the “Group”) principal activities, the balance sheets, income statements and cash flow statements and other information relating to the Issuer and the Group which is necessary to enable the holders of the shares of the Issuer and the public to appraise the position of the Issuer and the Group; and (ii) that you are able to obtain or access the Exchange Information without undue difficulty;

•           You will not hold the J.P. Morgan or Deutsche Bank AG or any of their respective branches, subsidiaries, associates and affiliates (together, the “Joint Bookrunners”) and their respective directors, members, officers, employees, agents, financiers, advisers (including, without limitation, financial advisers, counsel and accountants) and controlling persons (“Representatives”), responsible for any misstatements in or omission from any publicly available information concerning the Issuer, including any Exchange Information, or any public announcement made by the Issuer to its stockholders; and you may not rely, and agree that you have not relied on any investigation or due diligence that the Joint Bookrunners, or any of its Representatives or any person acting on the behalf of the Joint Bookrunners and their respective Representatives, may have conducted with respect to the Bonds or the business and properties of the Issuer, and none of such persons has made any warranty, representation or recommendation to you, express or implied, with respect to the Bonds, the merits thereof or the purchase or offer thereof, the business, properties and condition, financial or otherwise, of the Issuer; the accuracy, completeness or adequacy of any publicly available information and any other matter relating thereto or in connection therewith. Nothing herein shall be construed as a recommendation to you to purchase the Bonds;

•           You have not relied on any statement, opinion or representation made by Joint Bookrunners or any of their respective Representatives, or any statement made on behalf of the Joint Bookrunners or any of their respective Representatives, to induce you to purchase the Bonds, and you will continue to make your own appraisal of the transactions described herein and other matters related thereto;

•           You acknowledge that you have: (i) consulted your own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent you have deemed necessary; and (ii) made your own investment decision based upon your own judgment, due diligence, resources and investigation and advice from such advisers as you have deemed necessary and not upon any view expressed by or on behalf of Joint Boonrunners or any of its respective Representatives;

•           You acknowledge that you have such knowledge and experience in financial, business and international investment matters such that you are capable of evaluating the merits and risks of investing in the Bonds;

•           You understand that entering into the offering involves a high degree of risk and that the Bonds are a speculative investment;

•           You understand that the Joint Bookrunners may exercise its discretion not to close the transaction for reasons set forth in the subscription agreement (including the failure by the Issuer to deliver (i) copies of consents and waivers from or on behalf of lenders of certain banking facilities entered into by certain members of the Group or (ii) evidence of prepayment of such banking facilities where the terms of the facilities allow prepayment) in relation to the offer and you will not hold the Joint Bookrunners liable for any damages as a result of the exercise of such right or discretion;

•           Your receipt of an allocation of the Bonds from the Joint Bookrunners will constitute an irrevocable agreement to subscribe for the allocated amount of Bonds on the expected Closing/Payment Date and shall constitute a legally binding contract between you and the relevant Joint Bookrunner;

•           You are not in the United States and you are purchasing the Bonds outside the United States in an “offshore transaction” as defined in Regulation S (“Regulation S”) under the US Securities Act of 1933, as amended (the “Securities Act”);

•           The shares of the Issuer issuable upon conversion of the Bonds (the “New Shares”) have not been and will not be registered under the Securities Act or any applicable U.S. state securities laws and, you agree not to offer, sell, pledge or otherwise transfer the Bonds or the New Shares issuable upon the conversion of the Bonds except (a) outside the United States in compliance with Regulation S; (b) pursuant to another exemption from registration under the Securities Act (if available); or (c) pursuant to an effective registration statement under the Securities Act, in each case, in accordance with all applicable U.S. state securities laws;

•           You are not a “connected person” of the Issuer as defined in the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “Listing Rules”), including but not limited to any director, chief executive or substantial shareholder (being anyone who is entitled to exercise or control the exercise of 10% or more of the voting power at any general meeting of the Issuer) of the Issuer or of any of its subsidiaries, or any associate within the meaning of the Listing Rules of any such director, chief executive or substantial shareholder;

•           You are not purchasing the Bonds for your own account and not with a view to distribution thereof, and you are, or at the time of your purchase will be, the beneficial owner of the Bonds purchased and (i) outside the United States; and (ii) not an affiliate of the Issuer or a person acting on behalf of such an affiliate;

•           Your purchase of the Bonds is lawful under the securities laws of the jurisdiction in which you accept the offer to purchase the Bonds; and

•           You acknowledge that the Joint Bookrunners, their respective Representatives and others will rely upon the truth and accuracy of your representations and acknowledgments set forth herein, and you agree to notify the Joint Bookrunners promptly in writing if, at any time before the expected Closing/Payment Date, any of your representations or acknowledgments herein ceases to be accurate and complete.

DISCLAIMER

THIS DOCUMENT IS DIRECTED EXCLUSIVELY AT MARKET PROFESSIONALS AND INSTITUTIONAL INVESTORS. THIS DOCUMENT IS FOR INFORMATION PURPOSES ONLY AND IS NOT TO BE RELIED UPON IN SUBSTITUTION FOR THE EXERCISE OF INDEPENDENT JUDGEMENT. IT IS NOT INTENDED TO FORM THE BASIS OF ANY INVESTMENT DECISION OR AS INVESTMENT ADVICE AND UNDER NO CIRCUMSTANCES IS IT TO BE USED OR CONSIDERED AS AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OR A RECOMMENDATION TO BUY OR SELL ANY SECURITY NOR SHALL IT CONSTITUTE THE BASIS OF ANY CONTRACT WHICH MAY BE CONCLUDED.

NEITHER THE JOINT BOOKRUNNERS NOR ANY OF THEIR RESPECTIVE SUBSIDIARIES AND AFFILIATES, NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, ADVISERS OR EMPLOYEES, MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, NOR SHALL ANY OF THEM HAVE ANY RESPONSBILITY OR LIABILITIES WHATSOEVER IN RESPECT OF THE ACCURACY OR COMPLETENESS OF THIS DOCUMENT. THE INFORMATION CONTAINED IN THIS DOCUMENT IS SUBJECT TO CHANGE WITHOUT NOTICE. IN ADDITION, NO SUCH PARTY IS UNDER ANY OBLIGATION TO UPDATE THIS DOCUMENT OR CORRECT ANY INACCURACIES IN OR OMISSIONS FROM IT WHICH MAY EXIST OR BECOME APPARENT.

NO RESPONSIBILITY OR LIABILITY IS ACCEPTED, AND ANY AND ALL RESPONSIBILITY AND LIABILITY IS EXPRESSLY DISCLAIMED, BY THE JOINT BOOKRUNNERS, THEIR RESPECTIVE SUBSIDIARIES AND AFFILIATES, AND ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, ADVISERS OR EMPLOYEES FOR ANY ERRORS, MIS-STATEMENTS OR MISREPRESENTATIONS IN, OR OMISSIONS FROM, THIS DOCUMENT.

EACH RECIPIENT SHOULD CONSULT HIS/HER PROFESSIONAL ADVISER TO ASCERTAIN THE SUITABILITY OF THE BONDS AS AN INVESTMENT. FOR THE AVOIDANCE OF DOUBT, NEITHER THE ISSUER NOR THE JOINT BOOKRUNNERS MAKE ANY REPRESENTATION OR WARRANTY THAT THEY INTEND TO ACCEPT OR BE BOUND TO ANY OF THE TERMS HEREIN NOR SHALL THE ISSUER OR THE JOINT BOOKRUNNERS BE OBLIGED TO ENTER INTO ANY FURTHER DISCUSSIONS OR NEGOTIATIONS PURSUANT THERETO BUT SHALL BE ENTITLED IN THEIR ABSOLUTE DISCRETION TO ACT IN ANY WAY THAT THEY SEE FIT IN CONNECTION WITH THE PROPOSED TRANSACTION. ANY DISCUSSIONS, NEGOTIATIONS OR OTHER COMMUNICATIONS THAT MAY BE ENTERED INTO, WHETHER IN CONNECTION WITH THE TERMS SET OUT HEREIN OR OTHERWISE, SHALL BE CONDUCTED SUBJECT TO CONTRACT. EACH RECIPIENT MUST RELY ONLY ON THE REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS, IF ANY, CONTAINED IN THE CONTRACT AND SUBJECT TO SUCH LIMITATIONS AND EXCLUSIONS AS MAY BE SPECIFIED THEREIN. THIS DOCUMENT IS SUBJECT TO THE DISCLAIMER AND QUALIFICATIONS SPECIFIED ABOVE AND EACH RECIPIENT SHOULD MAKE ITS OWN INVESTMENT DECISION AND SHOULD NOT ACT ON THE BASIS OF ANY MATTER SPECIFIED, DISCUSSED OR REFERRED TO IN THIS DOCUMENT.

THIS DOCUMENT IS SUBJECT TO THE “TERMS AND CONDITIONS OF THE BONDS” IN THE OFFERING CIRCULAR AND THE TRUST DEED TO BE ENTERED INTO BY THE ISSUER AND THE TRUSTEE IN CONNECTION WITH THE OFFERING. THIS IS NOT AN OFFERING MEMORANDUM OR PROSPECTUS AND SHOULD NOT BE TREATED AS OFFERING MATERIAL OF ANY SORT AND IS FOR INFORMATION PURPOSES ONLY. THE INFORMATION CONTAINED HEREIN IS SUMMARY ONLY AND MUST BE CONSIDERED IN CONJUNCTION WITH THE OFFERING CIRCULAR RELATING TO THE BONDS.

The Convertible Bonds and the common shares of Semiconductor Manufacturing International Corporation into which the Bonds may become convertible into have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”). Securities referred to herein may not be offered or sold within the United States absent registration or an exemption from registration under the Securities Act and the rules and regulations thereunder. Semiconductor Manufacturing International Corporation does not intend to register any securities in the United States, and no public offering of securities will be made in the United States.

C O N F I D E N T I A L

THIS DOCUMENT MAY NOT TO BE REPRODUCED OR TAKEN OR TRANSMITTED INTO THE UNITED STATES, CANADA, KOREA, CHINA OR JAPAN

EACH PROSPECTIVE INVESTOR SHOULD PROCEED ON THE ASSUMPTION THAT IT MUST BEAR THE ECONOMIC RISK OF AN INVESTMENT IN THE SECURITIES FOR AN INDEFINITE PERIOD. NEITHER THE ISSUER NOR JOINT BOOKRUNNERS NOR ANY OF THEIR RESPECTIVE SUBSIDIARIES AND AFFILIATES, NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, ADVISERS OR EMPLOYEES MAKE ANY REPRESENTATION AS TO (I) THE SUITABILITY OF THE BONDS FOR ANY PARTICULAR INVESTOR, (II) THE APPROPRIATE ACCOUNTING TREATMENT AND POTENTIAL TAX CONSEQUENCES OF INVESTING IN THE BONDS OR (III) THE FUTURE PERFORMANCE OF THE BONDS EITHER IN ABSOLUTE TERMS OR RELATIVE TO COMPETING INVESTMENTS.

THE JOINT BOOKRUNNERS OR THEIR RESPECTIVE SUBSIDIARIES AND AFFILIATES MAY, FOR THEIR OWN ACCOUNT, ENTER INTO ASSET SWAPS, CREDIT DERIVATIVES OR OTHER DERIVATIVE TRANSACTIONS RELATING TO THE BONDS AND/OR THE UNDERLYING SHARES AT THE SAME TIME AS THE OFFER AND SALE OF THE BONDS OR IN SECONDARY MARKET TRANSACTIONS. THE JOINT BOOKRUNNERS OR ANY OF THEIR SUBSIDIARIES AND AFFILIATES MAY FROM TIME TO TIME HOLD LONG OR SHORT POSITIONS IN OR BUY AND SELL SUCH BONDS OR DERIVATIVES OR THE UNDERLYING SHARES.  NO DISCLOSURE WILL BE MADE OF ANY SUCH POSITIONS. THE AMOUNT OF ANY SUCH PURCHASES WILL BE DETERMINED AT THE TIME OF PRICING OF THE BONDS AND WILL BE SUBJECT TO TOTAL DEMAND RECEIVED AND FINAL ALLOCATIONS.

THIS DOCUMENT HAS BEEN MADE AVAILABLE TO YOU IN ELECTRONIC FORM. YOU ARE REMINDED THAT DOCUMENTS TRANSMITTED VIA THIS MEDIUM MAY BE ALTERED OR CHANGED DURING THE PROCESS OF TRANSMISSION AND CONSEQUENTLY NEITHER THE JOINT BOOKRUNNERS NOR ANY OF ITS RESPECTIVE SUBSIDIARIES AND AFFILIATES, NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, ADVISERS OR EMPLOYEES ACCEPTS ANY LIABILITY OR RESPONSIBILITY WHATSOEVER IN RESPECT OF ANY DISCREPANCIES BETWEEN THE ELECTRONIC FORMAT AND THE HARD COPY VERSION.

RISK FACTORS: AN INVESTMENT IN THE BONDS IS SUBJECT TO RISKS, INCLUDING REPAYMENT RISK. THE RISK FACTORS WILL BE DESCRIBED IN THE OFFERING CIRCULAR WHICH WILL BE DISTRIBUTED TO YOU PRIOR TO THE EXPECTED CLOSING DATE.

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT PERMITTED UNDER APPLICABLE LAW OR TO ANY PERSON OR ENTITY THAT DOES NOT POSSESS THE QUALIFICATIONS DESCRIBED HEREIN.

DISTRIBUTATION OF THIS DOCUMENT IN OR FROM CERTAIN JURISDICTIONS MAY BE RESTRICTED OR PROHIBITED BY LAW. RECIPIENTS ARE REQUIRED BY THE JOINT BOOKRUNNERS TO INFORM THEMSELVES OF AND COMPLY WITH ALL RESTRICTIONS OR PROBIHITIONS IN SUCH JURISDICTIONS. NEITHER THE JOINT BOOKRUNNERS NOR ITS RESPECTIVE SUBSIDIARIES AND AFFILIATES, NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, ADVISERS OR EMPLOYEES, ACCEPTS ANY LIABILITY TO ANY PERSON IN RELATION TO THE DISTRIBUTION OR POSSESSION OF THIS DOCUMENT IN OR FROM ANY JURISDICTION. THIS DOCUMENT IS PROVIDED TO RECIPIENTS ON A PERSONAL BASIS AND THE RIGHT TO PARTICIPATE IN THE PROPOSED TRANSACTION IS PERSONAL TO THE RECIPIENT AND MAY NOT BE TRANSFERRED OR ASSIGNED TO ANY OTHER PERSON.

BY ITS ACCEPTANCE HEREOF, THE RECIPIENT AGREES NOT TO DISTRIBUTE THIS DOCUMENT TO OTHERS, IN WHOLE OR IN PART, AT ANY TIME WITHOUT THE PRIOR WRITTEN CONSENT OF THE ISSUER OR THE JOINT BOOKRUNNERS AND TO KEEP CONFIDENTIAL ALL INFORMATION CONTAINED HEREIN CONTENTS OF THIS DOCUMENT AND ANY OTHER INFORMATION OR OPINIONS SUBSEQUENTLY SUPPLIED MAY NOT, WITHOUT THE WRITTEN CONSENT OF THE ISSUER AND/OR THE JOINT BOOKRUNNERS BE PUBLISHED, REPRODUCED, COPIED OR DISCLOSED OR ANY PERSON. THIS DOCUMENT IS BEING DELIVERED FOR INFORMATION PURPOSES ONLY AND UPON THE EXPRESS UNDERSTANDING THAT IT WILL BE USED ONLY FOR THE PURPOSE SET FORTH ABOVE. UPON REQUEST, THE RECIPIENT WILL RETURN PROMPTLY ALL MATERIALS RECEIVED FROM THE JOINT BOOKRUNNERS AND THE ISSUER (INCLUDING THIS DOCUMENT) WITHOUT RETAINING ANY COPIES THEREOF. THE RECIPIENT SHALL BE RESPONSIBLE FOR ANY LOSS SUFFERED BY THE ISSUER, THE JOINT BOOKRUNNERS AND ANY OF THEIR RESPECTIVE SUBSIDIARIES AND AFFILIATES, AND ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, ADVISERS OR EMPLOYEES IN THE EVENT OF ANY UNAUTHORISED DISCLOSURE.

NEITHER THE ISSUE OF THIS DOCUMENT NOR ANY PART OF ITS CONTENTS IS TO BE TAKEN AS ANY FORM OF COMMITMENT ON THE PART OF THE JOINT BOOKRUNNERS OR THE ISSUER TO PROCEED WITH THE PROPOSED TRANSACTION WHICH MAY BE ENVISAGED BY THE ISSUE OF THIS DOCUMENT. THE JOINT BOOKRUNNERS AND THE ISSUER RESERVE THE RIGHT TO AMEND THE TERMS CONTAINED HEREIN WITHOUT GIVING PRIOR NOTICE THERETO, TO TERMINATE THE PROCEDURE AND TO TERMINATE ANY DISCUSSIONS AND NEGOTIATIONS WITH ANY PROSPECTIVE INVESTORS AT ANY TIME, FOR ANY REASON AND WITHOUT GIVING ANY REASONS.

THIS DOCUMENT IS SUBJECT TO THE “TERMS AND CONDITIONS OF THE BONDS” IN THE OFFERING CIRCULAR AND THE TRUST DEED TO BE ENTERED INTO BY THE ISSUER AND THE TRUSTEE IN CONNECTION WITH THE OFFERING. THIS IS NOT AN OFFERING MEMORANDUM OR PROSPECTUS AND SHOULD NOT BE TREATED AS OFFERING MATERIAL OF ANY SORT AND IS FOR INFORMATION PURPOSES ONLY. THE INFORMATION CONTAINED HEREIN IS SUMMARY ONLY AND MUST BE CONSIDERED IN CONJUNCTION WITH THE OFFERING CIRCULAR RELATING TO THE BONDS.

The Convertible Bonds and the common shares of Semiconductor Manufacturing International Corporation into which the Bonds may become convertible into have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”). Securities referred to herein may not be offered or sold within the United States absent registration or an exemption from registration under the Securities Act and the rules and regulations thereunder. Semiconductor Manufacturing International Corporation does not intend to register any securities in the United States, and no public offering of securities will be made in the United States.

SCHEDULE 2

SELLING RESTRICTIONS

No action has been taken or will be taken in any jurisdiction by the Managers that would, or is intended to, permit a public offering of the Bonds, or possession or distribution of the Offering Circular or any amendment or supplement thereto or any other offering or publicity material relating to the Bonds, in any country or jurisdiction where action for that purpose is required. Each Manager will comply with all applicable securities laws and regulations in each jurisdiction in which it acquires, purchases, offers or sells Bonds or has in its possession or distributes the Offering Circular or any amendment or supplement thereto or any other offering material, in all cases at its own expense. The Issuer will not have any responsibility for, and each of the Managers and the subscribers will obtain any covenant, approval or permission required by it for, the acquisition, offer, sale or delivery by it of the Bonds under the laws and regulations in force in any jurisdiction to which it is subject or in or from which it makes any acquisition, offer, sale or delivery. The Managers are not authorised to, and will not, make any representation or use any information in connection with the issue, subscription and sale of the Bonds other than as contained in the Offering Circular or any amendment or supplement thereto.

1                                   United States: The Bonds and the Shares to be issued upon conversion of the Bonds have not been and will not be registered under the U.S. Securities Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Each Manager represents and warrants that it has not offered or sold, and agrees that it will not offer or sell, any Bonds constituting part of its allotment within the United States in accordance with Rule 903 of Regulation S. Accordingly, neither it, its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Bonds or the Shares to be issued upon conversion of the Shares. Terms used in this paragraph have the meaning given to them by Regulation S.

2                                   United Kingdom: Each Manager represents, warrants and agrees that:

2.1                        it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of any Bonds in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and

2.2                        it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Bonds in, from or otherwise involving the United Kingdom.

3                                   Hong Kong: Each Manager represents and agrees that:

(i)                                it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Bonds other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

THIS DOCUMENT IS SUBJECT TO THE “TERMS AND CONDITIONS OF THE BONDS” IN THE OFFERING CIRCULAR AND THE TRUST DEED TO BE ENTERED INTO BY THE ISSUER AND THE TRUSTEE IN CONNECTION WITH THE OFFERING. THIS IS NOT AN OFFERING MEMORANDUM OR PROSPECTUS AND SHOULD NOT BE TREATED AS OFFERING MATERIAL OF ANY SORT AND IS FOR INFORMATION PURPOSES ONLY. THE INFORMATION CONTAINED HEREIN IS SUMMARY ONLY AND MUST BE CONSIDERED IN CONJUNCTION WITH THE OFFERING CIRCULAR RELATING TO THE BONDS.

The Convertible Bonds and the common shares of Semiconductor Manufacturing International Corporation into which the Bonds may become convertible into have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”). Securities referred to herein may not be offered or sold within the United States absent registration or an exemption from registration under the Securities Act and the rules and regulations thereunder. Semiconductor Manufacturing International Corporation does not intend to register any securities in the United States, and no public offering of securities will be made in the United States.

(ii)                             it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Bonds, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Bonds which are or are intended to be disposed of only to persons outside Hong Kong (who will not, in contravention of, inter alia, the CO, sell, offer or market the Bonds to persons who are public in Hong Kong, or who are not within the definition of “professional investors”) or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

4                                   Singapore: Each Manager acknowledges that the Offering Circular will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each Manager represents, warrants and agrees that it has not offered or sold any Bonds or caused such Bonds to be made the subject of an invitation for subscription or purchase and will not offer or sell such Bonds or cause such Bonds to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the Offering Circular or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Bonds, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

5                                   Japan: Each Manager represents and agrees that the Bonds have not been and will not be registered under the Securities and Exchange Law of Japan (the “Securities and Exchange Law”) and that the Bonds which it subscribes will be subscribed by it as principal and that, in connection with the offering of the Bonds, it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Bonds in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organised under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and other relevant laws and regulations of Japan.

6                                   Cayman Islands: No invitation whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for the Bonds unless the Issuer is listed on The Cayman Islands Stock Exchange.

THIS DOCUMENT IS SUBJECT TO THE “TERMS AND CONDITIONS OF THE BONDS” IN THE OFFERING CIRCULAR AND THE TRUST DEED TO BE ENTERED INTO BY THE ISSUER AND THE TRUSTEE IN CONNECTION WITH THE OFFERING. THIS IS NOT AN OFFERING MEMORANDUM OR PROSPECTUS AND SHOULD NOT BE TREATED AS OFFERING MATERIAL OF ANY SORT AND IS FOR INFORMATION PURPOSES ONLY. THE INFORMATION CONTAINED HEREIN IS SUMMARY ONLY AND MUST BE CONSIDERED IN CONJUNCTION WITH THE OFFERING CIRCULAR RELATING TO THE BONDS.

The Convertible Bonds and the common shares of Semiconductor Manufacturing International Corporation into which the Bonds may become convertible into have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”). Securities referred to herein may not be offered or sold within the United States absent registration or an exemption from registration under the Securities Act and the rules and regulations thereunder. Semiconductor Manufacturing International Corporation does not intend to register any securities in the United States, and no public offering of securities will be made in the United States.

SCHEDULE 3

FORM OF CERTIFICATE CONFIRMING NO MATERIAL ADVERSE CHANGE

[ON THE LETTERHEAD OF THE ISSUER]

To:

Deutsche Bank AG, Hong Kong Branch
Level 49, International Commerce Centre
1 Austin Road West, Kowloon

Hong Kong

J.P. Morgan Securities plc
25 Bank Street

Canary Wharf
London

E14 5JP

United Kingdom

with a copy to:

J.P. Morgan Securities plc
c/- 28/F Chater House

8 Connaught Road
Central

Hong Kong

(as the Managers)

[Date] 2013

Dear Sirs

SUBSCRIPTION AGREEMENT RELATING TO SUBSCRIPTION OF US$200,000,000 ZERO COUPON CONVERTIBLE BONDS DUE 2018

Pursuant to the Subscription Agreement dated 24 October 2013 (the “Agreement”) made between inter alios, (1) Semiconductor Manufacturing International Corporation (the “Issuer”) and (2) yourselves as Managers, I hereby confirm, on behalf of the Issuer, that as at today’s date (i) the representations and warranties of the Issuer set forth in the Agreement are true, accurate and correct in all material respects at, and as if made on, today’s date; (ii) the Issuer has performed all of its obligations under the Agreement to be performed on or before today’s date and (iii) there has been no material adverse change nor any development or event involving a prospective material adverse change in the assets and liabilities, financial position and performance, profits and losses and prospects of the Issuer or the Group since the audited consolidated financial statements of the Group dated 31 December 2012.

Yours faithfully

THIS DOCUMENT IS SUBJECT TO THE “TERMS AND CONDITIONS OF THE BONDS” IN THE OFFERING CIRCULAR AND THE TRUST DEED TO BE ENTERED INTO BY THE ISSUER AND THE TRUSTEE IN CONNECTION WITH THE OFFERING. THIS IS NOT AN OFFERING MEMORANDUM OR PROSPECTUS AND SHOULD NOT BE TREATED AS OFFERING MATERIAL OF ANY SORT AND IS FOR INFORMATION PURPOSES ONLY. THE INFORMATION CONTAINED HEREIN IS SUMMARY ONLY AND MUST BE CONSIDERED IN CONJUNCTION WITH THE OFFERING CIRCULAR RELATING TO THE BONDS.

The Convertible Bonds and the common shares of Semiconductor Manufacturing International Corporation into which the Bonds may become convertible into have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”). Securities referred to herein may not be offered or sold within the United States absent registration or an exemption from registration under the Securities Act and the rules and regulations thereunder. Semiconductor Manufacturing International Corporation does not intend to register any securities in the United States, and no public offering of securities will be made in the United States.

For and on behalf of

SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORPORATION

[Name]

Director/[Title of authorised officer]

THIS DOCUMENT IS SUBJECT TO THE “TERMS AND CONDITIONS OF THE BONDS” IN THE OFFERING CIRCULAR AND THE TRUST DEED TO BE ENTERED INTO BY THE ISSUER AND THE TRUSTEE IN CONNECTION WITH THE OFFERING. THIS IS NOT AN OFFERING MEMORANDUM OR PROSPECTUS AND SHOULD NOT BE TREATED AS OFFERING MATERIAL OF ANY SORT AND IS FOR INFORMATION PURPOSES ONLY. THE INFORMATION CONTAINED HEREIN IS SUMMARY ONLY AND MUST BE CONSIDERED IN CONJUNCTION WITH THE OFFERING CIRCULAR RELATING TO THE BONDS.

The Convertible Bonds and the common shares of Semiconductor Manufacturing International Corporation into which the Bonds may become convertible into have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”). Securities referred to herein may not be offered or sold within the United States absent registration or an exemption from registration under the Securities Act and the rules and regulations thereunder. Semiconductor Manufacturing International Corporation does not intend to register any securities in the United States, and no public offering of securities will be made in the United States.

SCHEDULE 4

UNDERWRITING COMMITMENTS FOR THE BONDS

Managers	Principal Amount of Bonds to be Subscribed
J.P. Morgan Securities plc	US$	120,000,000
Deutsche Bank AG, Hong Kong Branch	US$	80,000,000

THIS DOCUMENT IS SUBJECT TO THE “TERMS AND CONDITIONS OF THE BONDS” IN THE OFFERING CIRCULAR AND THE TRUST DEED TO BE ENTERED INTO BY THE ISSUER AND THE TRUSTEE IN CONNECTION WITH THE OFFERING. THIS IS NOT AN OFFERING MEMORANDUM OR PROSPECTUS AND SHOULD NOT BE TREATED AS OFFERING MATERIAL OF ANY SORT AND IS FOR INFORMATION PURPOSES ONLY. THE INFORMATION CONTAINED HEREIN IS SUMMARY ONLY AND MUST BE CONSIDERED IN CONJUNCTION WITH THE OFFERING CIRCULAR RELATING TO THE BONDS.

The Convertible Bonds and the common shares of Semiconductor Manufacturing International Corporation into which the Bonds may become convertible into have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”). Securities referred to herein may not be offered or sold within the United States absent registration or an exemption from registration under the Securities Act and the rules and regulations thereunder. Semiconductor Manufacturing International Corporation does not intend to register any securities in the United States, and no public offering of securities will be made in the United States.